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                               ASSET PURCHASE AGREEMENT

                                     by and among



                      PUMPKIN LTD. d/b/a PUMPKIN MASTERS, INC.,

                                    PUMPKIN LTD.,

                            PUMPKIN MASTERS HOLDINGS, INC.

                                         and

                             SECURITY CAPITAL CORPORATION

                              Dated as of June 27, 1997




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                                   TABLE OF CONTENTS
                                                                          Page

         1.   Definitions................................................    1

         2.   Purchase and Sale of Assets................................   11
         2.1  Purchase and Sale..........................................   11
         2.2  Assumption of Liabilities..................................   11
         2.3  Retained Liabilities.......................................   11

         3.   Consideration for Transaction; Allocations.................   12
         3.1  Cash Consideration.........................................   12
         3.2  Additional Payment; Earnout Provisions.....................   12
         3.3  Issuance of Stock to the Seller............................   14
         3.4  Assumption of Assumed Liabilities..........................   18
         3.5  Allocation of Purchase Price for Assets....................   18
         3.6  Employment Agreements......................................   19
         3.7  Lease of Premises..........................................   19
         3.8  Lease of Equipment.........................................   19

         4.   Representations and Warranties.............................   19
         4.1  Representations and Warranties of the Seller...............   19
         4.1.1 Ownership of the Seller's Stock...........................   19
         4.1.2 Due Organization; Good Standing, Authority of the Seller..   19
         4.1.3 Authorization and Validity of Agreements..................   20
         4.1.4 Agreement Not in Conflict with Other Instruments; Required
               Approvals Obtained........................................   20
         4.1.5 Conduct of Business in Compliance with Regulatory and
               Contractual Requirements..................................   20
         4.1.6     Legal Proceedings.....................................   20
         4.1.7     Financial Statements..................................   21
         4.1.8     Accounts Receivable...................................   21
         4.1.9     Assets................................................   21
         4.1.10    Intellectual Property Rights..........................   21
         4.1.11    Inventory.............................................   22
         4.1.12    Employment Matters....................................   22
         4.1.13    Absence of Certain Changes or Events..................   23
         4.1.14    Adverse Conditions....................................   25
         4.1.15    Acquisition for Investment............................   25
         4.1.16    Entire Business.......................................   26
         4.1.17    Benefit Plans; ERISA..................................   26
         4.1.18    Real Property.........................................   27
         4.1.19    Contracts.............................................   28

         4.1.20    Licenses..............................................   29
         4.1.21    Insurance.............................................   29
         4.1.22    Affiliate Transactions................................   29
         4.1.23    Environmental Matters.................................   29
         4.1.24    No Guarantees.........................................   30
         4.1.25    Taxes.................................................   30
         4.1.26    Brokers...............................................   31
         4.1.27    Warranties............................................   31
         4.1.28    Investment Assets.....................................   32
         4.1.29    Disclosure............................................   32
         4.2       Representations and Warranties of the Purchaser,
                   Holdings and SCC......................................   32
         4.2.1     Due Organization; Good Standing; Power................   32
         4.2.2     Authorization and Validity of Documents...............   33
         4.2.3     Agreement Not in Conflict with Other Instruments;
                   Required Approvals Obtained...........................   33
         4.2.4     Conduct of Business in Compliance with Regulatory and
                   Contractual Requirements..............................   33
         4.2.5     Legal Proceedings.....................................   33
         4.2.6     Securities Registration...............................   34
         4.2.7     Issuance of the Seller's Shares.......................   34
         4.2.8     Tax Matters...........................................   34
         4.2.9     Disclosure............................................   35

         5.   Registration Rights........................................   35
         5.1  Definitions................................................   35
         5.2  Piggyback Registration Rights..............................   35
         5.3  Registration Procedures....................................   36
         5.4  Underwriting Agreement.....................................   36
         5.5  Availability of Rule 144...................................   36
         5.6  Information by Holder......................................   37

         6.   Particular Covenants.......................................   37
         6.1  The Seller's Affirmative Covenants.........................   37
         6.2  The Purchaser's Affirmative Covenants......................   39
         6.3  Risk of Loss...............................................   39
         6.4  Notification of Certain Matters............................   40
         6.5  Books and Records..........................................   40
         6.6  Use of Pumpkin Name........................................   40
         6.7  Audited Financial Statements...............................   40
         6.8  Sale of Products...........................................   40
         6.9  Product Liability Insurance................................   41
         6.10 Employment.................................................   41

         7.   Transfers of Restricted Securities.........................   42
         7.1  Restrictions Generally; Securities Act.....................   42

         7.2  Legend.....................................................   42
         7.3  Transfers by the Seller Stockholders and Additional
              Stockholders...............................................   43

         8.   Corporate Governance.......................................   43
         8.1  Board of Directors.........................................   43
         8.2  Removal....................................................   44
         8.3  Vacancies..................................................   44

         9.   Closing....................................................   44
         9.1  Time, Date and Place.......................................   44
         9.2  The Seller's Conditions to Close...........................   45
         9.3  The Purchaser's Conditions to Close........................   45
         9.4  Actions to Be Taken at the Closing.........................   47

         10.  Indemnification............................................   48
         10.1 Indemnification by the Seller..............................   48
         10.2 Limitations on the Seller's Indemnity......................   48
         10.3 Indemnification by the Purchaser, Holdings and SCC.........   48
         10.4 Defense of Claims..........................................   49

         11.  Expenses of Transactions...................................   50

         12.  Termination................................................   50

         13.  Miscellaneous..............................................   51
         13.1 Survival of Representations and Warranties.................   51
         13.2 Notices....................................................   51
         13.3 Entire Agreement...........................................   53
         13.4 Assignability..............................................   53
         13.5 Binding Effect; Benefit....................................   53
         13.6 Severability...............................................   53
         13.7 Amendment; Waiver..........................................   53
         13.8 Section Headings...........................................   53
         13.9 Counterparts...............................................   53
         13.10     Applicable Law: Jurisdiction and Venue................   53
         13.11     Remedies..............................................   54
         13.12     Further Assurances....................................   54
         13.13     Public Announcements..................................   54
         13.14     Limited Recourse......................................   54
         13.15     Bulk Sales Compliance.................................   55

    SCHEDULES............................................................   57

    EXHIBIT LIST.........................................................   58

                               ASSET PURCHASE AGREEMENT


    THIS ASSET PURCHASE AGREEMENT (the "Agreement") dated as of the __ day of June 1997, by and among PUMPKIN LTD., d/b/a PUMPKIN MASTERS, INC., a Colorado corporation (the "Seller"), and PUMPKIN LTD., a Delaware corporation (the "Purchaser"), PUMPKIN MASTERS HOLDINGS, INC., a Delaware corporation ("Holdings"), and SECURITY CAPITAL CORPORATION, a Delaware corporation ("SCC").

                                Explanatory Statement

    A. The Seller is a Colorado corporation that engages in the Seller's Business of designing, marketing and distributing specialty products primarily for the Halloween market.

    B. Kea Bardeen (the "Shareholder") owns all of the outstanding shares of the capital stock of the Seller, and is the sole director of the Seller.

    C. The Seller desires to sell, assign, transfer and deliver to the Purchaser, and the Purchaser desires to purchase from the Seller, all of the assets of the Seller, except those specifically excluded herein, on the terms and subject to the conditions described in this Agreement.

    D. The Purchaser and the Seller desire to enter into certain agreements providing for, among other things, the provision of certain services by Kea Bardeen, John Bardeen and Gay Burke for the Purchaser, on the terms and subject to the conditions hereinafter contained.

    E. Following the transactions described in this Agreement, SCC will own at least eighty percent (80%) of the capital stock of Holdings and Holdings will own one hundred percent (100%) of the outstanding capital stock of the Purchaser.

    NOW THEREFORE, in consideration of the Explanatory Statement that shall be deemed to be a substantive part of this Agreement and the mutual covenants, promises, agreements, representations and warranties contained in this Agreement, the parties hereto do hereby covenant, promise, agree, represent and warrant as follows:


    1.   Definitions.

              (a)  The following definitions are used in this Agreement:

         1.1  "Acquisition Lender" shall mean any holder of an Acquisition
Note.

         1.2 "Acquisition Note" shall mean the promissory note, loan agreement, security agreement and related documents, including, without limitation, the Credit Agreement, executed and delivered to any Acquisition Lender to provide a portion of the cash consideration described in

Section 3.1 of this Agreement, and, any replacement or modified promissory note executed and delivered to Refinance the original promissory note.

         1.3 "Actions or Proceedings" means any and all actions, suits, proceedings, arbitrations or Governmental investigations or audits.

         1.4 "Additional Stockholders" means any and all Persons (other than any Seller Stockholder or Purchaser Stockholder) (i) to whom any of the Seller Stockholders or the Purchaser Stockholders Transfers Restricted Securities or
(ii) to whom the Purchaser issues Restricted Securities after the date hereof other than pursuant to a public offering registered under the Securities Act, in each case who has executed a Joinder Agreement, so long as any such Person shall hold Restricted Securities.

         1.5 "Affiliate" means, with respect to any Person, any other Person that directly, or indirectly through one of more intermediaries, controls or is controlled by or is under common control with such Person. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by Contract or otherwise and, in any event and without limitation of the previous sentence, any Person owning 20% or more of the voting securities of a second Person shall be deemed to control that second Person.

         1.6 "Agreement" means this Agreement, the exhibits hereto, the Schedules and the certificates delivered in connection herewith, as the same shall be amended, modified or restated from time to time in accordance with the terms thereof.

         1.7 "Assets" shall include all of the assets used in the Seller's Business, including, without limitation, the Seller's equipment (including, without limitation, the items of equipment listed on Schedule 1.7A), furniture, materials, supplies, fixed assets, motor vehicle, accounts receivable, inventory (wherever located, and including, without limitation, that at the locations specified in Schedule 1.7B), raw materials, work-in-progress, customer lists, employment and personnel records, customer and vendor records, sales reports, cost sheets, bills of material, technical information, engineering data, production data, files, documents, Books and Records, prepaid assets, contracts (including confidentiality and non-compete), Licenses, Intellectual Property, goodwill, all rights and interests in and to the names "Pumpkin Ltd." and "Pumpkin Masters, Inc.," cash (after deducting outstanding unpaid checks), insurance proceeds or the right to receive proceeds (in each case net of any applicable deductible) in respect of any casualty or other loss in respect of the Seller's Business or any of the Assets from any third-party insurance policy existing for the benefit of the Seller or the Assets and all rights, privileges, claims, causes of action and options relating or pertaining to the Seller's Business or the Assets. Assets shall not include the specific assets listed on
Schedule 1.7C, which are specifically excluded from the transactions described in this Agreement.

         1.8 "Assumed Liabilities" means all debts, obligations, duties and Liabilities of the Seller and the Seller's Business, as reflected on the Seller's Financial Statement dated January 31, 1997 and any Liabilities of the Seller's Business incurred since that date in the ordinary course of business, consistent with the terms of Section 6.1 of this Agreement, and all contractual obligations to which the Seller or the Seller's Business is bound and that are listed in Schedule 1.8.

         1.9 "Benefit Plan" means any Plan, existing at the Closing Date or prior thereto, established or to which contributions have at any time been made by the Seller, any ERISA Affiliate, or any predecessor of any of the foregoing under which any employee or former employee of the Seller's Business, or any beneficiary thereof, is covered, is eligible for coverage or has benefit rights.

         1.10 "Books and Records" of any Person means all files, documents, instruments, papers, books and records relating to the business, operations, condition of (financial or other), results of operations and assets and properties of such Person, including without limitation financial statements, Tax Returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, stock certificates and books, stock transfer ledgers, Contracts, Licenses, customer lists, computer files and programs, retrieval programs, operating data and plans and environmental studies and plans (if any).

         1.11 "Business Combination" means, with respect to any Person, (i) any merger, consolidation or combination to which such Person is a party, (ii) any sale, dividend, split or other disposition of capital stock or other equity interests of such Person, (iii) any tender offer (including, without limitation, a self tender), exchange offer, recapitalization, liquidation, dissolution or similar transaction, (iv) any sale, dividend or other disposition of a significant portion of the assets and properties of such Person, or (v) the entering into of any agreement or understanding, or granting of any rights or options, with respect to any of the foregoing.

         1.12 "Business Day" means a day other than Saturday, Sunday or any day on which banks located in the State of Colorado or Connecticut are authorized or obligated by Law to close.

         1.13 "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

         1.14 "Common Stock" means the Common Stock, par value $.01 per share, of Holdings, any securities into which such Common Stock shall have been changed or any securities resulting from any reclassification or recapitalization of such Common Stock, and all other securities for any class or classes (however designated) of Holdings the holders of which have the right, without limitation as to amount, after payment on any securities entitled to a preference on dividends or other distributions upon any dissolution, liquidation or winding-up, either to all or to a share of the balance of payments upon such dissolution, liquidation or winding-up.

         1.15 "Contract" means any agreement, lease, sublease, evidence of Indebtedness, mortgage, indenture, security agreement or other contract (whether written or oral).

         1.16 "Credit Agreement" means the Credit Agreement dated as of June
27, 1997 among the Purchaser, Holdings, the Lenders listed on the signature pages thereof and NationsCredit Commercial Corporation, as Agent, as the same may be amended, restated, modified, extended or supplemented from time to time in accordance with its terms and any successor financial institution credit agreement refinancing all or a portion of the Credit Agreement and designated by the Purchaser as the "Credit Agreement" for purposes hereof.

         1.17 "Earnout Conversion Price Per Share" means, with respect to the price per share of Class A Common Stock, $8.75 per share, adjusted for (x) issuances of Class A Common Stock sold at less than fair market value other than pursuant to Options granted to management, (y) changes in the number of outstanding shares of Class A Common Stock as a result of a subdivision (by any stock split, stock dividend, recapitalization or otherwise) or combination (by reverse stock split or otherwise) and (z) any reorganization, consolidation, merger or sale of all or substantially all of SCC's assets for which holders of Class A Common Stock are entitled to received stock, other securities or assets with respect to or in exchange for Class A Common Stock

         1.18 "EBITDA" means, for the appropriate period, the net income (or loss) of the Purchaser for such period determined in accordance with GAAP, consistently applied, plus the sum of (A) interest expense, (B) the Additional Payment, (C) depreciation, (D) amortization of goodwill and the amortization of the increase in the value of the Assets from the amount shown on the Seller's Financial Statement dated January 31, 1997, (E) income taxes paid or accrued,
(F) increases in other expenses directly resulting from the transactions contemplated by this Agreement, including amortization of original issue discount and capitalized acquisition expenses and inventory write-up, (G) the costs and expenses related to the transactions contemplated by this Agreement (including the payment pursuant to Section 9.4.9) and other acquisitions undertaken by the Purchaser, including, in each case, all legal, accounting, consultant or other expenses, (H) payments made by the Purchaser to its direct and indirect corporate stockholders pursuant to a tax sharing agreement dated the date hereof, (I) costs related to or in connection with extraordinary transactions relating from or on account of SCC or Capital Partners, Inc., a Connecticut corporation ("CP Inc."), and (J) payments paid to CP Inc. pursuant to the Management Agreement, dated the Closing Date, between the Purchaser and CP Inc.; provided, however, in the event of a vote by the Board of Directors of Holdings or the Purchaser, as the case may be, on any of the following proposals, which proposal is not proposed by any Seller Director or Seller Stockholders' designee on the Board of Directors of the Purchaser, as the case may be: (i) a substantially material addition to the then-current product line of the Purchaser, (ii) a substantially material deletion to the then-current product line of the Purchaser, (iii) the acquisition of substantially all the assets or one hundred percent of the voting securities of another Person, whether by purchase, exchange, merger, consolidation or otherwise, or (iv) the acquisition of products (not substantially similar to the products then manufactured, sold or distributed by the Purchaser) of another Person to be manufactured, sold or distributed by the Purchaser, in each case in which a majority of the Seller Directors or a majority of the designees of the Seller Stockholders on the Board of the Purchaser, as the case may be, does not vote affirmatively, EBITDA shall be calculated to exclude, to the maximum extent possible, the results, effect and/or impact of the transactions described in (i) - (iv) (collectively, the "Seller Exclusions"). Unless otherwise stated herein, EBITDA shall be calculated on the basis of the Purchaser's fiscal year, provided, however, that with respect to the Purchaser's 1997 fiscal year, EBITDA shall be calculated commencing February 1 and ending December 31 of such year.

         1.19 "Environment" means all air, surface water, groundwater or land, including land surface or subsurface, including all fish, wildlife, biota and all other natural resources.

         1.20 "Environmental Claim" means any and all administrative or judicial actions, suits, orders, claims, liens, notices, notices of violations, investigations, complaints, requests for information, proceedings, or other communications (written or oral), whether criminal or civil (collectively, "Claims") pursuant to or relating to any applicable Environmental Law by any person (including but not limited to any Governmental Authority, private person and citizen's group) based upon, alleging, asserting or claiming any actual or potential (i) violation of or liability under any Environmental Law, (ii) violation of any Environmental Permit or (iii) liability for investigatory costs, cleanup costs, removal costs, remedial costs, response costs, natural resource damages, property damage, personal injury, fines or penalties arising out of, based on, resulting from, or related to the presence, Release or threatened Release into the Environment of any Hazardous Materials at any location, including but not limited to, any off-Site location to which Hazardous Materials or materials containing Hazardous Materials were sent for handling, storage, treatment, or disposal.

         1.21 "Environmental Law" means any and all federal, state, local, provincial and foreign, civil and criminal laws, statutes, ordinances, orders, codes, rules, regulations, Environmental Permits, policies, guidance documents, judgments, decrees, injunctions or agreements with any Governmental Authority relating to the protection of health and the Environment, worker health and safety, and/or governing the handling, use, generation, treatment, storage, transportation, disposal, manufacture, distribution, formulation, packaging, labeling or Release of Hazardous Materials, whether now existing or subsequently amended or enacted, including but not limited to: the Clean Air Act, 42 U.S.C.
Section 7401 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq.; the Hazardous Material Transportation Act, 49 U.S.C. Section 801 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Section 136 et sea.; the Resource Conservation and Recovery Act of 1976 ("RCRA"), 42 U.S.C. Section 6901 et seq.; the Toxic Substance Control Act, 15 U.S.C. Section 2601 et seq.; the Occupational Safety & Health Act of 1970, 29 U.S.C. Section 651 et. seq.; the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 et. seq.; and the state analogies thereto; and any common law doctrine, including but not limited to, negligence, nuisance, trespass, personal injury, or property damage related to or arising out of the presence, Release, or exposure to a Hazardous Material.

         1.22 "Environmental Permit" means any and all federal, state, local, provincial, or foreign permits, licenses, approvals, consents or authorizations required by any Governmental Authority under or in connection with any Environmental Law and includes any and all orders, consent orders or binding agreements issued or entered into by a Governmental Authority under any applicable Environmental Law.

         1.23 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

         1.24 "ERISA Affiliate" means any Person who is, or at any time was, a member of a controlled group (within the meaning of Section 412(n)(6) of the Code) that includes, or at any time included, the Seller or any predecessor of the Seller.

         1.25 "GAAP" means generally accepted accounting principles, consistently applied throughout the specified periods.

         1.26 "Governmental Authority" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision.

         1.27 "Hazardous Material" means petroleum, petroleum hydrocarbons or petroleum products, petroleum by-products, radioactive materials, asbestos or asbestos-containing materials, gasoline, diesel fuel, pesticides, radon, urea formaldehyde, lead or lead-containing materials, polychlorinated biphenyls; and any other chemicals, materials, substances or wastes in any amount or concentration which are now or hereafter become defined as or included in the definition of "hazardous substances," "hazardous materials," "hazardous wastes," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "regulated substances," solid wastes," or "contaminants" or words or similar import, under any Environmental Law.

         1.28 "Indebtedness" of any Person means all obligations of such Person
(a) for borrowed money, (b) evidenced by notes, bonds, debentures or similar instruments, (c) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business),
(d) under capital leases and (e) in the nature of guarantees of the obligations described in clauses (a) through (d) above of any other Person.

         1.29 "Intellectual Property" means all patents and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, brand names, inventions, processes, formulae, copyrights and copyright rights, trade dress, business and product names, logos, slogans, trade secrets, patterns, blueprints, drawings, literature, reports, catalogs, design rights, operating manuals, industrial models, prototypes, designs, specifications, data technology, methodologies, computer programs (including all source codes for computer programs) confidential and proprietary information, whether or not subject to statutory registration, and all related documentation, technical information, manufacturing, engineering and technical drawings, know-how and all pending applications for and registrations of patents, trademarks, service marks and copyrights, and, with respect to each of the foregoing items, the goodwill associated therewith, as applicable, and the right to sue for past infringement, if any, in connection with any of the foregoing, and all documents, disks and other media on which any of the foregoing is stored, owned by or licensed to the Seller.

         1.30 "Investment Assets" means all debentures, notes and other evidences of Indebtedness, stocks, securities (including rights to purchase and securities convertible into or exchangeable for other securities), interests in joint ventures and general and limited partnerships, mortgage loans and other investment or portfolio assets owned of record or beneficially by the Seller.

         1.31 "Laws" means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision of any Governmental Authority.

         1.32 "Liabilities" means all Indebtedness, obligations and other liabilities (or contingencies that have not yet become liabilities) of a Person (whether absolute, accrued, contingent, known or unknown, fixed or otherwise, or whether due or to become due).

         1.33 "Licenses" means all licenses, permits, certificates of authority, authorizations, approvals, registrations, franchises and similar consents granted or issued by any Governmental Authority.

         1.34 "Liens" means all mortgages, pledges, assessments, security interests, leases, liens, adverse claims, levies, charges or other encumbrances of any kind and all conditional sale Contracts, title retention Contracts and other Contracts to give any of the foregoing.

         1.35 "Operative Agreements" means, collectively, this Agreement, the Assignment and Assumptions (as defined in Section 2.1), the Employment Agreements (as defined in Section 3.6), the Premises Lease Agreement (as defined in Section 3.7), the Equipment Lease Agreement (as defined in Section 3.7) and the Acquisition Note.

         1.36 "Options" with respect to any Person means all securities, rights, subscriptions, warrants, options, "phantom" stock rights and other Contracts that give the right to (i) purchase or otherwise receive or be issued any shares of capital stock of such Person or any security of any kind convertible into or exchangeable or exercisable for any shares of capital stock of such Person or (ii) receive any benefits or rights similar to any rights enjoyed by or accruing to the holder of shares of capital stock of such Person, including without limitation, any rights to participate in the equity, income or election of directors or officers of such Person.

         1.37 "Order" means any writ, judgment, decree, injunction or similar order of any Governmental Authority (in each such case whether preliminary or final).

         1.38 "Permitted Transferee" means:

              (i) with respect to a natural person, the spouse or any lineal descendant (including by adoption and stepchildren) of such person, or any trust of which such person is the trustee and which is established solely for the benefit of any of the foregoing individuals and whose terms are not inconsistent with the terms of this Agreement, or any partnership, all of the general partner(s) and limited partner(s) (if any) of which are one or more Persons identified in this clause (i); and

              (ii) with respect to the Seller, the Shareholder.

         1.39 "Permitted Payment Transferee" means, with respect to the Seller's rights to the Additional Payment and the Earnout Amount described in
Section 3.2, (i) the Seller may assign the right to receive the Additional Payment to any Person at any time, (ii) the Seller may create a Lien on the Earnout Amount at any time, (iii) the Seller may transfer and assign, effective the Earnout Payment Date (as defined in Section 3.2.2), the right to receive the Earnout Amount to any Person or (iv) the Seller may assign both the Additional Payment and the Earnout Amount to the Shareholder at any time, and to a Person other than the Shareholder at any time, but only with the prior written consent of the Purchaser, which consent shall not be withheld unreasonably, and the prior written consent of the Acquisition Lenders.

         1.40 "Person" means any natural person, corporation, partnership, proprietorship, other business organization, trust, union, association or Governmental Authority.

         1.41 "Plan" means any bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, accident, disability, workmen's compensation or other insurance, severance, separation or other employee benefit plan, practice, policy or arrangement of any kind, whether written or oral, or whether for the benefit of a single individual or more than one individual including, but not limited to, any "employee benefit plan" within the meaning of Section 3(3) of ERISA.

         1.42 "Purchaser Permitted Indebtedness" means Indebtedness of the Purchaser created in accordance with Section 8.01(e) of the Credit Agreement.

         1.43 "Purchaser Stockholders" means SCC and its Affiliates (other than any Seller Stockholder) and Subsidiaries, as long as such Person shall hold Restricted Securities.

         1.44 "Purchaser's Business" shall mean the business operations consisting of the Seller's Business and such additional business acquisitions and operations as shall have been approved by the Purchaser's Board of Directors.

         1.45 "Refinance" shall mean, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue Indebtedness in exchange or replacement for, such Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

         1.46 "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of a Hazardous Material into the Environment.

         1.47 "Restricted Securities" means the Common Stock, and any securities issued with respect thereto as a result of any stock dividend, stock split, reclassification, recapitalization, reorganization, merger, consolidation or similar event or upon the conversion, exchange or exercise thereof.

         1.48 "Seasonal Line of Credit" shall mean the financing obtained to fund the direct business operations and costs of production of inventory in the ordinary course of the Purchaser's Business.

         1.49 "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         1.50 "Seller Stockholders" means the Seller and its Permitted Transferees, so long as such Person shall hold Restricted Securities.

         1.51 "Seller's Business" shall mean the business operations of the Seller as of the Closing Date, all of which are used in the business of designing, marketing and distributing specialty products primarily for the Halloween market.

         1.52 "Seller's Financial Statements" shall mean the audited balance sheets and statements of income, retained earnings and cash flows at and for the three years ending on January 31, 1995, January 31, 1996, and January 31, 1997, certified by the Seller's independent certified public accountants, whose opinions with respect to such Financial Statements are included in such Financial Statements.

         1.53 "Seller Subordination Agreement" means the Seller Subordination Agreement dated June 27, 1997 among NationsCredit Commercial Corporation, as Agent, the Seller and the Purchaser, as the same may be amended, restated, modified, extended or supplemented from time to time in accordance with its terms.

         1.54 "Senior Debt" shall mean any and all amounts payable under or in respect of the Credit Agreement, the Seasonal Line of Credit, Purchaser Permitted Indebtedness and any other Indebtedness approved in writing by the Seller and any whole or partial increase, extension, renewal, refinancing or replacement thereof or of any subsequent Senior Debt, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Purchaser whether or not a claim for post-filing interest is allowed in such proceeding), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof; provided, however, that any such refinancing or replacement does not (i) result in an increase in the aggregate principal amount of Indebtedness of the Purchaser outstanding plus all available, but unused, Commitments under the Credit Agreement as of the date of such proposed Refinancing (plus (x) the amount of any premium required to be paid under the terms of the instrument governing such indebtedness and plus the amount of reasonable expenses incurred by the Purchaser in connection with such Refinancing, in the aggregate not in excess of $350,000, and (y) with respect to Senior Indebtedness other than Purchaser Permitted Indebtedness, an aggregate principal amount not to exceed $2,000,000; provided that if any Senior Debt shall be incurred pursuant to this clause (y), the Company shall comply with the provisions of Sections 8.04, 8.07 and 8.12 of the Credit Agreement, unless the Seller Stockholders holding a majority of the shares of Holdings held by all Seller Stockholders otherwise consent) or (ii) create Indebtedness with a different maturity date than the final maturity of the Indebtedness being Refinanced, except, that with respect to Indebtedness under the Credit Agreement, the final maturity date may be extended up to the seventh anniversary of the Closing Date hereunder.

         1.55 "Site" means any of the real properties currently or previously owned, leased or operated by the Seller relating to the Seller's Business, or any predecessors of the Seller, or any entities previously owned by the Seller relating to the Seller's Business, including all soil, subsoil, surface waters and groundwater thereat.

         1.56 "Stockholders" means the Seller Stockholders, the Purchaser Stockholders and the Additional Stockholders.

         1.57 "Subsidiary" means, with respect to any Person, any other Person in which such Person, directly or indirectly through Subsidiaries or otherwise, beneficially owns more than 50% of either the equity interests in, or the voting control of, such other Person, whether or not existing on the date hereof.

         1.58 "Tax" or "Taxes" means all federal, state, local or foreign net or gross income, gross receipts, net proceeds, sales, use, ad valorem, value added, franchise, bank shares, withholding, payroll, employment, excise, property, alternative or add-on minimum, environmental or other taxes, assessments, duties, fees, levies or other governmental charges of any nature whatsoever, whether disputed or not, together with any interest, penalties, additions to tax or additional amounts with respect thereto.

         1.59 "Taxing Authority" means any Governmental Authority, board, bureau, body, department or authority of any United States federal, state or local jurisdiction, or any foreign jurisdiction, having or purporting to exercise jurisdiction with respect to any Tax.

         1.60 "Tax Returns" means any returns, reports or statements (including any information returns) required to be filed for purposes of a particular Tax.

         1.61 "Transfer" means, directly or indirectly, any sale, transfer, assignment, grant of a participation in, gift, hypothecation, pledge or other disposition of any securities or any interests therein or, as the context may require, to sell, transfer, assign, grant a participation in, give as a gift, hypothecate, pledge or otherwise dispose of any securities or any interests therein.

              (b) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof", "herein", "hereby" and derivative or similar words refer to this entire Agreement; and (iv) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

    2.   Purchase and Sale of Assets.

         2.1  Purchase and Sale.   On the terms and subject to the conditions
set forth in this Agreement, at the Closing on the Closing Date (as such terms are defined in Section 7 hereof), the Seller shall sell, assign, transfer and deliver to the Purchaser and the Purchaser shall purchase from the Seller all of the right, title and interest of the Seller in and to the Assets, free and clear of any Liens, except as stated on Schedule 4.1.9, by the execution and delivery of the Assignment and Assumptions substantially in the form of Exhibits 2.1A, 2.1B, 2.1C, 2.1D and 2.1E (the "Assignment and Assumptions").

         2.2  Assumption of Liabilities.   Contemporaneous with the purchase of
the Assets, the Purchaser shall assume and agree to pay and perform the Assumed Liabilities by the execution and delivery of the Assignment and Assumptions.

         2.3  Retained Liabilities.   Notwithstanding anything to the contrary
set forth in this Agreement, the Purchaser shall not assume any Liabilities of the Seller (and the same shall not constitute Assumed Liabilities) whether or not reflected or reserved for in the Seller's Financial Statements (i) which arise out of or relate to any tort or breach of contract (including without limitation, any breach of any Contract) which were not incurred in connection with the Seller's Business, (ii) to any present or former employee, agent, director, officer, stockholder, contractor or consultant arising prior to or as a result of the Closing, or under any Benefit Plan or arrangement, including, without limitation, any obligation to provide severance pay, (iii) arising under or pursuant to any Environmental Law which exists or arises out of events occurring or facts existing prior to the Closing, (iv) except as provided in
Section 11.1 of this Agreement, for Taxes of the Seller, any Affiliate of the Seller, the Assets or the Seller's Business, or (v) relating to any defect in construction or design of any product manufactured, designed, licensed or distributed by the Seller that was shipped prior to the Closing. In addition, except for the Assumed Liabilities, the Purchaser shall not assume by virtue of this Agreement or the transactions contemplated hereby, and shall have no liability for, any Liabilities of the Seller (including, without limitation, those related to the Seller's Business) of any kind, character or description whatsoever, known or unknown, contingent or otherwise, asserted or unasserted, including without limitation, those liabilities, whenever asserted, arising out of events occurring or facts existing prior to the Closing (together, with the Liabilities set forth in (i) through (v) above, the "Retained Liabilities").
The Seller shall discharge in a timely manner or shall make adequate provision for all of the Retained Liabilities, provided that the Seller shall not be required to pay or discharge any Retained Liability the payment for which is provided for by an insurance policy or insurance policies (unless such insurer shall refuse, consistent with the terms of the policy, payment of any claim) and the Seller shall have the ability to contest, in good faith, any such claim of liability asserted in respect thereof by any Person other than the Purchaser and its Affiliates (other than the Shareholder).

    3.   Consideration for Transaction; Allocations.

         3.1  Cash Consideration.   In partial consideration for the
transactions described in this Agreement, at the Closing the Purchaser shall pay the Seller $5,575,671.00 in cash or by certified funds or wire transfer.

         3.2  Additional Payment; Earnout Provisions.   In partial
consideration for the transactions described in this Agreement, the Purchaser shall pay the Seller an additional amount in cash equal to the "Earnout Amount" and the "Additional Payment" under the following terms and conditions:

         3.2.1 The "Earnout Amount" shall be determined as follows: (i) if the Purchaser's average annual EBITDA during the period from January 1, 1997 to December 31, 2000 (the "Calculation Period") is $2,000,000.00 or more, the Earnout Amount shall be $2,000,000.00, (ii) if the Purchaser's average annual EBITDA during the Calculation Period is $1,500,000.00 or less, the Earnout Amount shall be zero and (iii) if the Purchaser's average annual EBITDA during the Calculation Period is less than $2,000,000.00, but greater than $1,500,000.000, the Earnout Amount shall be proportionately adjusted in accordance with the following formula: $2,000,000.00 times a fraction the numerator of which is the Purchaser's average annual EBITDA during the Calculation Period less $1,500,000.00 and the denominator of which is $500,000.00. The Earnout Amount payable at the Earnout Payment Date (as defined below) shall be subject, in all cases, to reduction (x) by the amount of the Earnout Amount prepaid pursuant to Section 3.2.4 and (y) as provided in Sections
3.2.2 and 3.2.5.

         3.2.2 The Earnout Amount shall be paid by the Purchaser in cash or by certified funds or wire transfer to the Seller on the fifth anniversary of the Closing Date (the "Earnout Payment Date"); provided, however, the Earnout Payment Date may be extended by the Purchaser if either the Purchaser is in default or the payment of the Earnout Amount (or portion thereof) would cause a default under the terms of any Senior Debt, until such time as the Purchaser is not in default or the payment of the Earnout Amount (or portion thereof) would not cause a default under the terms of any Senior Debt, but in no case shall the Earnout Payment Date be extended to a date later than the seventh anniversary of the Closing Date; provided, further, that in the event that the first proviso of this Section 3.2.2 is not then in effect, if on or after the end of the Calculation Period the Seller determines in good faith that it is, or the Shareholder is, liable for additional federal, state or local income taxes on the constructive receipt of any portion of the Earnout Amount prior to the payment of that portion of the Earnout Amount, the Purchaser shall pay to the Seller an amount of the unpaid Earnout Amount equal to such additional tax liability at the time or times that such additional tax liability is paid by the Seller or Shareholder to the relevant Taxing Authorities.

         3.2.3 The Purchaser shall make the Additional Payment described in this Section 3.2.3 until the Earnout Amount has been paid in full or until the Earnout Payment Date (as defined below), if the Earnout Amount is determined to be zero pursuant to Section 3.2.1(ii) above. The "Additional Payment" shall be an amount equal to (i) $2,000,000.00 times six percent (6%) per year for any fiscal year of the Purchaser in which the Purchaser's annual EBITDA as of the end of such fiscal year is less than $2,400,000.00; or (ii) an amount equal to $2,000,000.00 times eight percent (8%) per year for any fiscal year of the Purchaser in which the Purchaser's annual EBITDA as of the end of such fiscal year is more than $2,400,000.00. The Additional Payment described in (i) of this Section 3.2.1 shall be paid to the Seller in cash quarterly, commencing September 1, 1997 and continuing on the first day of each quarter thereafter. The Additional Payment described in (ii) of this Section 3.2.1, when applicable, shall be paid in cash to the Seller, after deducting Additional Payments made to the Seller during the preceding fiscal year, within thirty (30) Business Days after receipt of the Purchaser's audited financial statements for such fiscal year.

         3.2.4 The Earnout Amount may be prepaid in whole or in part by SCC or, subject to the terms and conditions of the Credit Agreement and any other Senior Indebtedness, the Purchaser within fifteen (15) Business Days after written notice to the Seller or the Seller's Permitted Payment Transferee from SCC or the Purchaser in the event that the bid price for shares of Class A Common Stock, par value $.01 per share, of SCC ("Class A Common Stock") traded on any of the Pacific Stock Exchange, any other national securities exchange or the Nasdaq Stock Market exceeds one hundred fifty percent (150%) of the Earnout Conversion Price Per Share for twenty (20) consecutive trading days.

         3.2.5 The Earnout Amount shall be reduced on a dollar for dollar basis by the aggregate value of "PAAS" raw materials reflected on the Purchaser's balance sheet as of the Closing Date (after giving effect to the transactions contemplated by this Agreement) which are also reflected on the Purchaser's balance sheet as of December 31, 2000.

         3.2.6 The Purchaser shall not enter into a definitive agreement to sell assets having a fair value greater than 80% of the fair value of all of its assets (other than the sale of inventory in the ordinary course of business) and SCC and Holdings or both shall not enter into a definitive agreement to sell capital stock of the Purchaser representing 51% or more of the outstanding voting securities of the Purchaser (each of the transactions being a "Transaction") unless, simultaneously with, and as a condition precedent to the closing of a Transaction (the "Sale Closing Date"), the Purchaser or SCC or Holdings, as appropriate, shall receive proceeds from such Transaction in an aggregate amount as is necessary to extinguish, which proceeds shall also be used to pay, in the following priority, all Indebtedness due and owing under the Credit Agreement, all Permitted Purchaser Indebtedness and the Earnout Amount or the Sale Earnout Amount, as applicable. Simultaneously with the closing of a Transaction, the Purchaser or Holdings or SCC, as appropriate, shall pay in cash or by certified funds or wire transfer to the Seller (i) if the Transaction occurs after December 31, 2000, the Earnout Amount, if owed pursuant to Section
3.2.1 and (ii) if the Transaction occurs before December 31, 2000, an amount (the "Sale Earnout Amount") calculated as follows: if the Purchaser's average annual EBITDA during the period from January 1, 1997 through and including the end of the Purchaser's fiscal year immediately preceding the Sale Closing Date (the "Sale Calculation Period") is $1,500,000.00 or more, the Sale Earnout Amount shall be $2,000,000.00, and if the Purchaser's average annual EBITDA during the Sale Calculation Period is $1,500,000.00 or less, the Sale Earnout Amount shall be zero. The Sale Earnout Amount and Earnout Amount payable shall be subject, in all cases, to reduction (x) by the amount of the Earnout Amount prepaid pursuant to Section 3.2.4 and (y) as provided in Sections 3.2.2 and
3.2.5. Upon payment by the Purchaser or Holdings or SCC, as applicable, to the Seller of the Earnout Amount or Sale Earnout Amount due, all of the Seller's rights and the Purchaser's obligations pursuant to this Section 3.2 shall be terminated and be of no further force or effect. Notwithstanding the foregoing, unless the holders of the Acquisition Notes shall so consent in writing, the Seller shall not attempt to enforce or to collect any amounts due or commence any legal proceedings to enforce or collect any amounts due from the Purchaser pursuant to this Section 3.2.6.

         3.2.7 So long as the Earnout Amount has not been fully paid or otherwise extinguished, the Purchaser shall make no distributions of cash or property to SCC or any parent or Affiliate of SCC on account of ownership or management of the Purchaser, except that payments can be made for (i) the reasonable value of services or goods furnished to the Purchaser in the ordinary course of the Purchaser's Business, (ii) distributions in lieu of taxes,
(iii) management charges for supervisory and administrative services not in excess of the greater of $100,000 or 5% of the Purchaser's EBITDA per each fiscal year, (iv) principal and interest on subordinated loans made to the Purchaser in accordance with the terms of the Credit Agreement and (v) an investment banking fee of $120,000, payable at the Closing.

         3.2.8 Notwithstanding anything to the contrary contained herein, the Purchaser shall not be required, and the Seller shall have no right to enforce its rights to payment of, any amounts due with respect to or on account of the Earnout Amount and Sale Earnout Amount under this Section 3.3 except as are permitted by the Credit Agreement and receipt of such payment shall be subject to the limitations and restrictions imposed by the Credit Agreement and the Seller Subordination Agreement.

         3.3 Issuance of Stock to the Seller. In partial consideration for the transactions described in this Agreement, and in reliance on the representations, warranties and agreements of the Seller contained herein, and upon the terms and subject to the conditions hereinafter set forth, at the Closing Holdings shall issue and deliver to the Seller two hundred (200) shares of Common Stock ( the "Seller's Shares") which, when issued, shall represent twenty percent (20%) of all of the issued and outstanding capital stock of Holdings. The Purchaser, the Seller and Holdings agree that the value of such shares upon issuance shall be $1,875 per share.

         3.3.1 Each of SCC and the Seller shall be entitled to purchase, at the issuance price therefore, its proportionate share (on a fully diluted basis) of any additional shares of capital stock of Holdings issued after the Closing (a "New Stock Offer"). Holdings shall provide each of SCC and the Seller with a notice of a New Stock Offer (the "Notice") setting forth (i) each of SCC's and the Seller's pro rata portion of such new issuance, (ii) the cash consideration to be paid for each share and (iii) all other material terms of such issuance. Each of SCC and the Seller shall give a notice of acceptance to participate in such New Stock Offer to Holdings not later than 20 days after its receipt of the Notice (the last day of such 20-day period being referred to herein as the "Acceptance Date"). Within 120 days following the Acceptance Date, Holdings (i) shall issue, upon its receipt of the requisite consideration therefor, capital stock to each of SCC and the Seller who timely accepted such New Stock Offer upon the terms specified in such New Stock Offer and (ii) may issue capital stock to any other Person or Persons in an amount not to exceed the aggregate amount thereof offered pursuant to the New Stock Offer (less the aggregate amount of shares of capital stock issued to SCC and the Seller pursuant to the foregoing clause (i)) and for a price which equals or exceeds the price per share specified in the New Stock Offer.

         3.3.2 The Seller Stockholders shall have the right to elect to sell all or a portion of the shares of Holdings owned by each to Holdings by giving written notice (the "Put Notice") to Holdings specifying the number of shares to be sold (the "Put Shares") upon the earlier of (i) the sixth anniversary of the Closing Date; (ii) payment in full of the Acquisition Note; or (iii) at any time after the Purchaser's annual EBITDA has averaged in excess of $2,500,000.00 during each of four consecutive fiscal years, commencing after December 31, 1996 and ending immediately preceding the date of the Put Notice.

         3.3.3 Holdings shall have the right to elect to purchase all or a portion of the shares of Holdings owned by the Seller Stockholders by giving written notice (the "Call Notice") to the Seller Stockholders specifying the number of shares to be purchased (the "Call Shares") upon the earlier of the events described in Sections 3.3.2(i) and (ii).

         3.3.4 Holdings shall purchase, within sixty (60) days after receipt of the Put Notice or delivery of the Call Notice, as appropriate, the Put Shares or Call Shares, as appropriate, by paying to the appropriate Seller Stockholders the Fair Market Value of such Put Shares or Call Shares, as appropriate, by delivery of:

              (i) cash or by certified funds or wire transfer in an amount equal to the Fair Market Value of the Put Shares or the Call Shares, as appropriate; or

              (ii) if Holdings, SCC and the appropriate Seller Stockholders agree, such number of shares of Class A Common Stock equal to the Fair Market Value of the Put Shares or the Call Shares, as appropriate, divided by the greater of $10.00 per share or ninety percent (90%) of the average bid price of Class A Common Stock traded on any of the Pacific Stock Exchange, any other national securities exchange or the Nasdaq Stock Market for the twenty (20) consecutive trading days prior to the Put Notice or Call Notice, as appropriate; or

              (iii) if Holdings is prohibited by the terms of any Indebtedness (other than any Indebtedness (except Purchaser Permitted Indebtedness) between the Purchaser and any Affiliate thereof, unless also otherwise prohibited by the terms of any Senior Debt) from paying cash for all or part of the Put Shares or the Call Shares, as appropriate, Holdings shall issue a promissory note or promissory notes with an aggregate principal amount equal to the Fair Market Value of all or the part of the Put Shares or the Call Shares, as appropriate, for which it is prohibited from paying cash with interest at the annual rate of ten percent (10%) payable quarterly and to be amortized and paid on the 95th day following the last day of each fiscal year of the Purchaser from eighty percent (80%) of all cash from the Purchaser's Business operations from the previous fiscal year, but in no event in an amount in excess of 20% of Excess Cash Flow (as defined in the Credit Agreement) after payment of only current liabilities and expenses and the current payments due on Senior Debt (including mandatory incremental payments out of Excess Cash Flow (as defined in the Credit Agreement)), the Additional Payment and the Earnout Amount, until such notes and payments are paid in full.

In each case against receipt of certificates evidencing the shares to be purchased and such other documentation as Holdings shall reasonably request.

         3.3.5 "Fair Market Value" shall be determined by a formula as follows: (v) the product of (i) the average EBITDA of the Purchaser for the period from January 1, 1997 to the end of the most recent fiscal year prior to the date of the Put Notice or Call Notice, as appropriate, and (ii) five
(5) less (w) long-term Indebtedness (which shall include, without limitation, Purchaser Permitted Indebtedness and (x) if the Earnout Amount has not yet been determined pursuant to Section 3.2.1 or otherwise extinguished before the date of the determination thereof, the maximum amount which could be payable as the Earnout Amount, subject to reduction by the amount of the Earnout Amount prepaid pursuant to Section 3.2.4 of the Asset Purchase Agreement, and (y) if the Earnout Amount has been determined pursuant to
Section 3.2.1 of the Asset Purchase Agreement, the Earnout Amount so determined, subject to reduction as provided in Sections 3.2.2 and 3.2.5 of the Asset Purchase Agreement; and the average outstanding balance on the Seasonal Line of Credit, calculated as of end of each month, for the two fiscal years prior to the date of the Put Notice or Call Notice, as appropriate, plus (x) current cash and cash equivalents on hand, divided by
(y) the total number of shares of common stock of the Purchaser times (z) a fraction the numerator of which is the total number of shares of common stock of the Purchaser owned by Holdings and the denominator of which is the total number of shares of common stock of the Purchaser issued and outstanding (with the number of shares in the case of (y) and (z) being determined on a fully-diluted basis and as of the date fifteen days prior to the date of the Put Notice or Call Notice, as appropriate).

         3.3.6 Notwithstanding anything to the contrary contained herein, the Purchaser shall not be required, and the Seller shall have no right to enforce its rights to payment of, any amounts due with respect to or on account of Sections 3.3.2 through 3.3.5 except as are permitted by the Credit Agreement and receipt of such payment shall be subject to the limitations and restrictions imposed by the Credit Agreement and the Seller Subordination Agreement.

         3.3.7 In the event of the sale or transfer of shares of Holdings by SCC or SCC's successors (collectively, the "Transferor") in interest to other than an Affiliate thereof, (i) the Seller Stockholders shall be entitled to include in such transaction a portion of the shares of Holdings owned by them as is equal to the product of (x) the total number of shares owned by each of them and (y) a fraction the numerator of which is the number of shares of Holdings proposed to be sold or transferred by the Transferor and the denominator of which is the total number of shares of Holdings outstanding on a fully diluted basis (after giving effect to the issuance of shares pursuant to any outstanding Options) and (ii) the Transferor shall be entitled to demand that the Seller Stockholders include in such transaction a portion of the shares of Holdings owned by them as is equal to the product of (x) the total number of shares owned by each of them and (y) a fraction the numerator of which is the number of shares of Holdings proposed to be sold or transferred by the Transferor and the denominator of which is the total number of shares of Holdings owned by the Transferor, in each case, upon the same terms and conditions as those offered to the Transferor. The Transferor shall give written notice of any proposal, including the number of shares to be sold or transferred by the Transferor and the maximum number of shares which shall or may, as the case may be, be included by the Seller Stockholders (collectively, the "Transferred Shares"), for such a transaction (the "Proposal") to the Seller Stockholders and the Seller Stockholders shall have thirty (30) days within which to make an election (if other than upon demand by the Transferor) to participate in such a transaction upon the terms and conditions specified in this Section 3.3.6. If any Seller Stockholder does not affirmatively elect to participate or declines the offer to participate within such thirty-day period, it shall be deemed to have declined to participate in such transaction.

         The Transferor shall have one hundred twenty (120) days, commencing on
(i) the date notice of the Proposal is given, if the Transferor demands that the Seller Stockholders' shares in Holdings be included, or (ii) the expiration of the 30 day period during which the Seller Stockholder may elect to include shares in such sale or transfer, if the Seller Stockholders may elect to include such shares, in which to sell or otherwise dispose of, on behalf of itself and the Seller Stockholders, as applicable, shares of Holdings up to the number of Transferred Shares. If the Transferor has requested the Seller Stockholders to include shares in such sale or transfer, such sale or transfer shall be conditioned on Transferor selling or disposing of all of the Transferred Shares. If the Seller Stockholders may elect to include shares in such sale or transfer, and Transferred Shares are not sold, the Transferor, at its option, may elect to sell on behalf of itself and the appropriate Seller Stockholders, such number of shares as the purchaser will purchase, pro rata among the Transferor and the appropriate Seller Stockholders, as nearly as practicable. The material terms of any sale, including, without limitation, price and form of consideration, shall be as set forth in the Proposal.

         Promptly after the consummation of the sale or other disposition of any of the Transferred Shares in accordance with this Section 3.3.6, the Transferor shall notify the appropriate Seller Stockholders thereof, and the Transferor shall cause the purchaser of the Transferred Shares to pay to the Transferor and each of the appropriate Seller Stockholders their respective portions of the sales price of the Transferred Shares sold or otherwise disposed of in accordance with this Section 3.3.6.

         There shall be no liability on the part of the Transferor to any Seller Stockholder in the event that the proposed sale pursuant to this
Section 3.3.6 is not consummated for whatever reason. Whether a sale of Transferred Shares is effected pursuant to this Section 3.3.6 by the Transferor is in the sole and absolute discretion of the Transferor.

         3.3.8 Shares of capital stock of Holdings owned by the Seller Stockholders may only be Transferred to a Permitted Transferee.

         3.3.9 Whenever Holdings agrees to purchase or any Stockholder agrees to sell shares of Common Stock of Holdings pursuant to this Agreement, each Stockholder or the personal representative of any decedent Stockholder shall do all things, including delivery of stock certificates and stock powers, and execute and deliver all papers as may be reasonably necessary to consummate such purchase.

         3.3.10 If any Transfer is made or attempted contrary to the provisions of this Agreement, Holdings shall have the option to purchase the Common Stock so Transferred or attempted to be Transferred. Such option shall be exercisable within one hundred eighty (180) days after Holdings receives actual notice of such Transfer or attempted Transfer by giving written notice to the owner thereof or his transferees either before or after the Transfer.

         3.4    Assumption of Assumed Liabilities.   In partial consideration
for the transactions described in this Agreement, at the Closing the Purchaser shall assume the Assumed Liabilities by the execution and delivery of the Assignment and Assumptions.

         3.5    Allocation of Purchase Price for Assets.

         3.5.1 The purchase price for the Assets (including for this purpose the Assumed Liabilities) shall be allocated among the Assets in accordance with the allocation formula set forth in Schedule 3.5 attached hereto (the "Allocation Statement") and shall be based on the Closing Date financial statements. The Purchaser shall deliver a copy of the Allocation Statement to the Seller reasonably promptly after its receipt thereof.

         3.5.2 Each of the Seller and the Purchaser shall prepare and file on a timely basis Internal Revenue Service Form 8594 setting forth an allocation of the purchase price, pursuant to Section 1060 of the Code, in a manner entirely consistent with the Allocation Statement, and shall act in accordance with such Allocation Statement in the filing of all Tax Returns and in the course of any Tax audit, Tax review or Tax litigation relating thereto. Neither the Purchaser nor the Seller will assert that the allocation set forth in the Allocation Statement was not separately bargained for at arm's length and in good faith.

         3.5.3 Not later than 10 days prior to the filing of its respective Form 8594 relating to this transaction, each party shall deliver to the other party a copy of its Form 8594.

         3.6 Employment Agreements. At the Closing, the Purchaser and each of Kea Bardeen, John Bardeen and Gay Burke shall enter into employment agreements substantially in the forms attached hereto as Exhibits 3.6A, 3.6B and 3.6C, respectively (hereinafter collectively referred to as the "Employment Agreements"), pursuant to which such persons shall agree to render services to the Purchaser and shall agree not to compete with the business of the Purchaser for the period stated in each respective Employment Agreement.

         3.7 Lease of Premises. At the Closing, the Purchaser shall enter into a lease agreement with Bardeen Investment Properties, L.L.C. in the form attached hereto as Exhibit 3.7 (the "Premises Lease Agreement").

         3.8    Lease of Equipment.   At the Closing, the Purchaser shall enter
into a lease agreement with Bardeen Educational Trust in the form attached hereto as Exhibit 3.8 (the "Equipment Lease Agreement") for the lease of certain equipment.

    4.   Representations and Warranties.

         4.1 Representations and Warranties of the Seller. The Seller represents and warrants to the Purchaser as of the date hereof, and shall represent to the Purchaser as of the Closing on the Closing Date, that:

         4.1.1 Ownership of the Seller's Stock. The Shareholder is the sole record and beneficial owner, free and clear of all Liens, of 1,000 shares of common stock (the "Stock"), constituting all of the outstanding shares of the capital stock of the Seller, and is the only director of the Seller. The Stock is duly authorized, validly issued and outstanding and fully paid and nonassessable and the issuance thereof did not violate any preemptive rights. None of the shares of capital stock of the Seller is subject to any Option or other right to purchase. The Shareholder has the absolute and unconditional right, power and authority to cause the Seller to sell, assign, transfer and deliver the Assets to the Purchaser in accordance with the terms of this Agreement and to consummate the transactions contemplated hereby.

         4.1.2 Due Organization; Good Standing, Authority of the Seller. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado. The Seller has full right, power and authority to own, lease and operate the Assets and to carry on the Seller's Business. The Seller is qualified to do business in each jurisdiction listed in Schedule 4.1.2, being all the jurisdictions in which the properties and assets owned by it or the nature of the Seller's Business conducted by it make such qualification legally necessary. The Seller is not in breach or violation of, and the execution, delivery and performance of this Agreement will not result in a breach or violation of, any of the provisions of the Seller's articles of incorporation (the "Articles") or bylaws (the "Bylaws").

         4.1.3  Authorization and Validity of Agreements.   The Seller has
full corporate right, power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement by the Seller and the performance by the Seller of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate and shareholder action. This Agreement has been duly executed and delivered by the Seller and is the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms.

         4.1.4 Agreement Not in Conflict with Other Instruments; Required Approvals Obtained. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not (a) violate or require any consent or approval of, or filing under, (i) any Law or any Governmental Authority, or (ii) any judgment, injunction, order, writ or decree of any court, arbitrator, or Governmental Authority by which the Seller, any of the Assets or the Shareholder are bound; (b) conflict with, require any consent, approval, or filing under, result in the breach or termination of any provision of, constitute a default under, accelerate the maturity of, or result in the creation of any claim, security interest, Lien, charge, or encumbrance upon any of the Assets pursuant to, (i) the Seller's Articles or Bylaws, (ii) any Indebtedness, Contract, License or other instrument, document or agreement to which the Seller or the Shareholder is a party or by which the Seller, any of the Assets or the Shareholder is bound, or (iii) any judgment, injunction, order, writ or decree of any court, arbitrator, or Governmental Authority by which the Seller, any of the Assets or the Shareholder is bound. No consent, approval or action of, filing with or notice to any Government or Governmental Authority on the part of the Seller or the Shareholder is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

         4.1.5 Conduct of Business in Compliance with Regulatory and Contractual Requirements. The Seller has conducted and is conducting the Seller's Business in compliance, in all material respects, with all applicable Laws. The Seller's Business and the use, operation and maintenance of the Assets
(i) are in compliance, in all material respects, with all Laws applicable with respect thereto, and (ii) are in compliance, in all material respects, with all restrictions, covenants, agreements, Contracts, commitments, terms of Indebtedness to which the Seller is a party, understandings and arrangements applicable with respect thereto.

         4.1.6  Legal Proceedings.   Except as listed on Schedule 4.1.6,
there is no order, action, suit, proceeding, claim or arbitration, or any investigation by or before any person or entity, including, but not limited to, any Governmental Authority, (i) pending, issued or outstanding with respect to, or, to the knowledge of the Seller, threatened against or relating to the Seller, the Seller's Business or any of the Assets, or (ii) challenging the Seller's or the Shareholder's right to execute, deliver, perform under or consummate the transactions contemplated by this Agreement or (iii) asserting any right with respect to any of transactions contemplated by this Agreement or the Assets, and, in each such case, to the knowledge of the Seller, there is no basis for any such action, suit, proceeding, claim, arbitration or investigation.

         4.1.7  Financial Statements.   Attached hereto as Exhibit 4.1.7 are
copies of the Seller's Financial Statements at and for the years ended January 31, 1995, 1996 and 1997, copies of which have previously been provided by the Seller to the Purchaser. The Seller's Financial Statements are in accordance with the Books and Records of the Seller, are true, correct and complete and accurately present the Seller's financial position as of the dates set forth therein and the results of the Seller's operations for the periods indicated; all such Seller's Financial Statements are in conformity with GAAP, as applied on a consistent basis during each period and on a basis consistent with that of prior periods. Except as reflected or reserved against in the Seller's Financial Statement dated January 31, 1997, there will be no contingent Liabilities against, relating to or affecting the Seller's Business or any of the Assets which are required by GAAP (applied on a consistent basis with the methods, principles, practices and policies used in preparing the Seller's Financial Statements) to be reflected or reserved against in a balance sheet of the Seller's Business as of that date.

         4.1.8  Accounts Receivable.   The accounts receivable, including
all accounts receivable reflected on the Seller's Financial Statements and all accounts receivable arising after the date of the most recent Seller's Financial Statements are bona fide accounts receivable, arising from bona fide transactions in the ordinary course of the Seller's Business, and represent accounts validly due for goods sold, and are collectible in full, net of reserves. The accounts receivable and the reserves for doubtful accounts have been accounted for and valued in accordance with GAAP on a basis consistent with the Seller's past practices. The reserves accurately reflect all claims, offsets and counterclaims asserted against the accounts receivable.

         4.1.9 Assets. The Seller has sole and exclusive, good and marketable title to all of the Assets free and clear of any and all pledges, claims, threats, Liens, restrictions, agreements, leases, security interests, charges and encumbrances, except as listed on Schedule 4.1.9. All Assets constituting tangible personal property are in good working order and condition, wear and tear excepted.

         4.1.10 Intellectual Property Rights.   Schedule 4.1.10 lists all
patent and patent rights, patent applications, trademarks and trademark rights, trademark applications, trade names and trade name rights, licenses, assignments, custom-developed software, copyrights and copyrights rights, copyright applications and Licenses and assignments for published patterns (collectively, the "Listed Intellectual Property") used in the conduct of the Seller's Business, other than licenses or assignments relating to unpublished patterns submitted to the Seller in its annual pumpkin design contest.
Except as disclosed in Schedule 4.1.10, (a) the Seller has all right, title and interests in, or the exclusive right to use, the Intellectual Property,
(b) there are no restrictions on the direct or indirect transfer of the Intellectual Property or any interest therein that would interfere with the transfer of the Intellectual Property to the Purchaser, (c) to the extent they are required to protect the

Intellectual Property, all registrations, on behalf of the Seller with and applications to Governmental Authorities in respect of such Intellectual Property are valid and in full force and effect and all other actions required by the Seller to maintain their validity or effectiveness, have been taken up to the date of the Closing, (d) the Seller has paid all Taxes or maintenance fees due and payable as of the Closing with respect to the Intellectual Property, (e) with respect to the Listed Intellectual Property, the Seller has delivered to the Purchaser, prior to the execution of this Agreement, (i) samples of all of the Seller's current products which show the use of the Listed Intellectual Property, (ii) copies of the listed patents, patent applications, trademarks, trademark applications, copyright registrations, published patterns and any assignment or licensing documents related thereto, (iii) settlement documents from any litigation relating to the Listed Intellectual Property, (iv) descriptions of the Seller's custom software rights, and (v) any and all licensing documents related to the foregoing, (f) the Seller has made available to the Purchaser, prior to the execution of this Agreement, documentation with respect to any invention, process, design, computer program or other know-how or trade secret included in the Intellectual Property, which documentation with respect to any material invention, process, design, computer program or other know-how or trade secret is, to the knowledge of the Seller, accurate in all material respects and reasonably sufficient in detail and content to identify and explain such invention, process, design, computer program or other know-how or trade secret, (g) the Seller has taken reasonable security measures to protect the secrecy, confidentiality and value of its trade secrets, (h) the Seller has not granted any license to use such Intellectual Property, (i) the Seller is not, nor has received any notice that it is, in default under any license to use any such Intellectual Property, and (j) the Seller has not received notice that it is infringing any intellectual property of any other Person in connection with the conduct of the Seller's Business, and no claim is pending, or to the knowledge of the Seller, has been made that has not been resolved, and (k) the Seller has not received notice that it is, and to the knowledge of the Seller, it is not now and has not been infringing any intellectual property rights of any other Person in connection with the conduct of the Seller's Business.

         4.1.11    Inventory.   All of the inventory was valued in the
Seller's Financial Statements on the basis of accounting principles historically utilized by the Seller and consistently applied. All items included in the inventories are of a quality and quantity usable and salable in the ordinary course of business, except for inventory listed on Schedule
4.1.11 and reserves for obsolete and slow-moving items as reflected on the Seller's Financial Statements. All of the inventory is the property of the Seller except for sales made in the ordinary course of the Seller's Business since the date of the Seller's Financial Statements. No items included in the inventories have been pledged as collateral or are held by the Seller on consignment from others, except as listed on Schedule 4.1.11.

         4.1.12    Employment Matters.

         4.1.12.1 None of the Seller's employees are covered by a collective bargaining agreement or are represented by a union or other labor organization, and no petition for representation concerning any of the Seller's employees has been filed with the National Labor Relations Board; the Seller is not aware of any union or other labor organizational activity and has no reason to believe that any such activity is being contemplated. The Seller has not engaged in any unfair labor practice.

         4.1.12.2 The Seller is not in violation of applicable equal employment opportunity wage and hour or any other Laws relating to employment; there are no active, pending, or threatened administrative or judicial proceedings under any Laws; there are no claims, charges, and employment related suits or controversies which have occurred within the last ten (10) years or are presently pending or threatened under any employment related Laws; and the Seller is not subject to any judgments, decrees, conciliation agreements and settlement agreements concerning employment related matters.

         4.1.12.3 Except for agreements with Gay Burke which will terminate before or at the Closing of the transactions contemplated hereby, the Seller has not entered into any employment agreements with any of its employees, and all employees may be terminated at will; there is no contractual obligation or special termination or severance arrangement in respect of any of the Seller's employees; and there is no provision of any agreement or arrangement with any of the Seller's employees, or any other legal or contractual requirement, which would obligate the Seller to require the Purchaser of the Assets to employ any of the Seller's employees.

         4.1.12.4 The Seller has maintained in effect all insurance policies and other employee benefits covering any employee claims incurred and will maintain the same through the Closing Date.

         4.1.12.5 Schedule 4.1.12.5 contains a list of the name of each employee of the Seller, together with such person's position or function, annual base salary or wages and any incentives or bonus arrangements with respect to such person.

         4.1.13    Absence of Certain Changes or Events.   Since January 31,
1997, no event, circumstance or development has occurred or arisen which relates to or could relate to or affects or could affect the business, operations or conditions of the Assets, the Seller or the Seller's Business and which, individually or taken together, could be reasonably expected to result in a material adverse change in the Seller's Business or the Assets. Without limiting the foregoing, since January 31, 1997, the Seller has not:

         4.1.13.1 Incurred any Indebtedness, obligation, duty or liability (contingent or otherwise) or acted as a guarantor or surety of any debt, except normal trade or business obligations incurred in the ordinary course of the Seller's Business.

         4.1.13.2 Subjected to pledge, Lien, charge, claim, security interest, agreement, deed of trust or encumbrance any of the Assets.

         4.1.13.3 Sold, assigned, transferred, leased, disposed of, or agreed to sell, assign, transfer, lease, or dispose of, any of the Assets, except inventory sold and accounts receivable assigned for collection in the ordinary course of the Seller's Business.

         4.1.13.4 Canceled, discharged (in full or in part) or compromised any of the accounts receivable, debts due to or claims of the Seller, or waived or released any of its rights against account debtors or other third parties, except accounts receivable assigned for collection in the ordinary course of the Seller's Business.

         4.1.13.5 Made any single capital expenditure in excess of Ten Thousand Dollars ($10,000.00) or entered into any contract, agreement, arrangement, understanding or commitment therefor; or acquired or leased any assets or property of any third person or party other than in the ordinary course of the Seller's Business.

         4.1.13.6 Suffered any casualty loss, destruction or damage, whether or not such loss or damage is or was covered by insurance.

         4.1.13.7 Suffered any adverse change in the Seller's operations, earnings, assets, liabilities, or the Seller's Business (financial or otherwise).

         4.1.13.8 Changed (i) the nature or manner of operation of the Seller's Business, (ii) any pricing, investment, accounting, financial reporting, inventory, credit, allowance or Tax practice or policy of the Seller,
(iii) any method of calculating any bad debt, contingency or other reserve of the Seller's Business or the Seller for accounting, financial reporting or Tax purposes or (iv) the fiscal year of the Seller.

         4.1.13.9 Other than in the ordinary course of the Seller's Business, made any payment or entered into any transaction, Contract, agreement, lease, arrangement, understanding or commitment.

         4.1.13.10 Failed to pay any Indebtedness or other obligation, including any taxes and other charges, when due.

         4.1.13.11 Repurchased, redeemed or retired shares of its capital stock or any debt securities (as defined in the Securities Act) ("Securities"), or issued or sold any Securities or declared, set aside or paid any dividend or other distribution in respect of any Securities or granted or agreed to grant any Option, warrant or other right to subscribe for or to purchase any Security.

         4.1.13.12 Dissolved, liquidated, or wound up or carried out any partial liquidation, distribution or other transaction in the nature of a partial liquidation or distribution; or effected any recapitalization or reorganization.

         4.1.13.13 Entered into any merger or share exchange with any other person or entity.

         4.1.13.14 Organized any subsidiary or acquired, directly or indirectly, any interest in any other person or entity.

         4.1.13.15 Funded or advanced money, credit or property to or for the benefit of any other person or entity.

         4.1.13.16 (i) Increased the salary, wages or other compensation of any officer, employee or consultant of the Seller whose annual salary is, or after giving effect to such change would be, $40,000 or more; (ii) established or modified any (A) targets, goals or similar provisions under any Benefit Plan, or other employee compensation arrangement or (B) salary ranges, increase guidelines or similar provisions in respect of any Benefit Plan, or other employee compensation arrangement; or (iii) adopted, entered into, amended, modified or terminated (partial or complete) any Benefit Plan.

         4.1.13.17 Wrote-off or wrote down or determined to write-off or write-down any of the Assets, except for the "PAAS" product line, and as indicated in Schedule 4.1.13.17.

         4.1.13.18 Entered into, amended, modified, terminated (partial or complete) or granted a waiver under or gave any consent with respect to (i) any Contract which is required (or had it been in effect on the date hereof would have been required) to be disclosed in Schedule 4.1.19, (ii) any License held by the Seller or (iii) any Intellectual Property.

         4.1.13.19 Entered into any transaction with any stockholder, officer, director, Affiliate or any Affiliate of any such stockholder, officer or director.

         4.1.13.20 Lost any major customer or had any material order canceled or knows of any threatened cancellation of any material order.

         4.1.13.21 Entered into an agreement to do or engage in any of the foregoing, including without limitation with respect to any Business Combination not otherwise restricted by the foregoing subsection.

         4.1.13.22 Entered into any other transaction involving or development affecting the Seller or the Seller's Business outside the ordinary course of business.

         4.1.14    Adverse Conditions.   The Seller has no knowledge of any
past or present condition, state of facts or circumstance which has materially affected or which might materially affect adversely the Seller's Business or prevent the Purchaser from carrying on the Seller's Business.

         4.1.15    Acquisition for Investment.   The Common Stock is being, and
the Class A Common Stock issuable in connection with the purchase of the Put Shares or the Call Shares, if any, will be, acquired by the Seller for its own account for the purpose of investment and not with a view to the resale or distribution of all or any part of such securities in violation of the Securities Act, it being understood that the right to dispose of such securities shall be entirely within the discretion of the Seller. The Seller represents and warrants that it is an "accredited investor" as such term is defined in Rule 501 (a) of Regulation D of the Act. The Seller understands that the securities to be issued to it have not been registered under the Securities Act or any state securities laws by reason of exemptions from the registration requirements of the Securities Act and such state securities laws which depend upon, among other things, the accuracy of the representations set forth in this Section
4.1.15. Such securities shall also be subject to the transfer restrictions contained in this Agreement. The Seller understands that (i) the securities to be issued to it hereunder must be held indefinitely, and the Seller must continue to bear the economic risk of its investment in such securities, until and unless the offer and sale of such securities are subsequently registered under the Securities Act and all applicable state securities laws or an exemption from such registration is available, (ii) there is no established market for the securities and it is not anticipated that there will be any such market for the securities in the foreseeable future and
(iii) any offer or sale without registration will require an exemption under the Securities Act.

         4.1.16    Entire Business.   The sale and transfer of the Assets by
the Seller to the Purchaser pursuant to this Agreement will effectively convey to the Purchaser, free and clear of all Liens, all the assets and properties used to conduct the Seller's Business as currently conducted.

         4.1.17    Benefit Plans; ERISA.    All Benefit Plans are listed in
Schedule 4.1.17, and copies of all documentation relating to such Benefit Plans have been delivered or made available to the Purchaser (including, to the extent applicable, copies of written Benefit Plans, written descriptions of oral Benefit Plans, summary plan descriptions, trust agreements, the three most recent annual returns, employee communications, and Internal Revenue Service determination letters). Except as disclosed in Schedule 4.1.17 and to the extent the Seller's Benefit Plans are required by law to comply with the following:

         4.1.17.1 Each Benefit Plan, and the administration thereof, complies, and has at all times complied, in all material respects with the requirements of all applicable Laws, including ERISA and the Code, and each Benefit Plan intended to qualify under section 401(a) of the Code has at all times since its adoption been so qualified, and each trust which forms a part of any such plan has at all times since its adoption been tax-exempt under section 501(a) of the Code.

         4.1.17.2 No Benefit Plan has incurred any "accumulated funding deficiency" within the meaning of section 302 of ERISA or section 412 of the Code.

         4.1.17.3 No direct, contingent or secondary liability has been incurred or is expected to be incurred by the Seller under Title IV of ERISA to any party with respect to any Benefit Plan, or with respect to any other Plan presently or heretofore maintained or contributed to by any ERISA Affiliate.

         4.1.17.4 The "amount of unfunded benefit liabilities" within the meaning of section 4001(a)(18) of ERISA does not exceed zero with respect to any Benefit Plan subject to Title IV of ERISA.

         4.1.17.5 No "reportable event" (within the meaning of section 4043 of ERISA) has occurred with respect to any Benefit Plan or any Plan maintained by an ERISA Affiliate since the effective date of said section 4043.

         4.1.17.6 No Benefit Plan is a multiemployer plan within the meaning of section 3(37) of ERISA.

         4.1.17.7 Neither the Seller nor any ERISA Affiliate has incurred any liability for any tax imposed under sections 4971 through 4980B of the Code or civil liability under section 502(i) or (l) of ERISA.

         4.1.17.8 No benefit under any Benefit Plan, including, without limitation, any severance or parachute payment plan or agreement, will be established or become accelerated, vested or payable by reason of any transaction contemplated under this Agreement.

         4.1.17.9 No Tax has been incurred under section 511 of the Code with respect to any Benefit Plan (or trust or other funding vehicle pursuant thereto).

         4.1.17.10 No Benefit Plan provides health or death benefit coverage beyond the termination of an employee's employment, except as required by Part 6 of Subtitle B of Title I of ERISA or section 4980B of the Code or Laws requiring continuation of benefits coverage following termination of employment.

         4.1.17.11 No Actions or Proceedings (excluding claims for benefits incurred in the ordinary course of plan activities) have been brought or, to the knowledge of the Seller, threatened against or with respect to any Benefit Plan and there are no facts or circumstances known to the Seller that could reasonably be expected to give rise to any such suit, action or other litigation.

         4.1.17.12 All contributions to Benefit Plans that were required to be made under such Benefit Plans have been made, and all benefits accrued under any unfunded Benefit Plan have been paid, accrued or otherwise adequately reserved in accordance with GAAP, all of which accruals under unfunded Benefit Plans are as disclosed in Schedule 4.1.17, and the Seller has performed all material obligations required to be performed under all Benefit Plans.

         4.1.18    Real Property.   Schedule 4.1.18 lists all real property
leased or subleased to or by the Seller and all premises used in the Seller's Business under arrangements without leases. The Seller has delivered to the Purchaser correct and complete copies of the leases and subleases listed in
Schedule 4.1.18.

         4.1.19    Contracts.

         4.1.19.1 Schedule 4.1.19 (with subparagraph references corresponding to those set forth below) contains a true and correct list of each of the following Contracts or other arrangements (true and correct copies or, if no such copies are available, reasonably complete and accurate written descriptions of which, together with all amendments, modifications and supplements thereto and all waivers of any terms thereof, have been delivered to the Purchaser prior to the execution of this Agreement), with respect to the Seller's Business:

              (i) (x) all Contracts (excluding Benefit Plans) involving, individually, any payment obligation on the part of the Seller of an amount exceeding $25,000 and providing for a commitment of employment or consultation services for a specified or unspecified term to any employee; and (y) any written or unwritten representations, commitments, promises, communications or courses of conduct (excluding Benefit Plans or not embodied in a Contract) involving an obligation relating to the Seller's Business or the Seller to make payments in any year, other than salary or incentive compensation payments in the ordinary course of business, to any employee exceeding $25,000;

              (ii) all Contracts with any Person containing any provision or covenant that directly or indirectly prohibits or limits (x) the ability of the Seller to engage in any business activity the same as or similar to, or to compete with any Person engaged in any business activity the same as or similar to those of, the Seller's Business or (y) the ability of any Person to compete with the Seller or to engage in any business activity the same as or similar to those of the Seller's Business;

              (iii) all partnership, joint venture, shareholders' or other similar Contracts with any Person in connection with the Seller's Business;

              (iv) all Contracts relating to (x) the future disposition or acquisition of any Assets, other than dispositions or acquisitions in the ordinary course of business and in accordance with the terms of this Agreement, and (y) any Business Combination relating to the Assets or the Seller;

              (v) all Contracts relating to Indebtedness in excess of $25,000 or any guarantees of Indebtedness or other Liabilities of the Seller to any third Person;
              (vi) all other Contracts with respect to the Seller's Business or the Assets that involve the payment or potential payment, pursuant to the terms of any such Contract, of more than $15,000;

              (vii)     all collective bargaining or similar labor contracts;

              (viii)    all Contracts relating to Intellectual Property;

              (ix) a list of all principal current customers and suppliers; and

              (x) all Contracts relating to tangible personal property of the Seller or used in the Seller's Business.

         4.1.19.2 Each Contract required to be disclosed in Schedule 4.1.19 is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms, of the Seller and, to the knowledge of the Seller, each other party thereto, except, with respect to such other parties, as such enforceability may be limited by general principles of equity, bankruptcy, insolvency, moratorium and similar laws relating to creditors rights generally; and neither the Seller, nor, to the knowledge of the Seller, any other party to such Contract is, or has received notice that it is, in violation or breach of or default under any such Contract (or with notice or lapse of time or both, would be in violation or breach of or default under any such Contract).

         4.1.20    Licenses.   Schedule 4.1.20 contains a true and complete
list of all material Licenses (other than those referred to in Schedule 4.1.10) currently used or held for use in the Seller's Business, setting forth the function and the expiration and renewal date of each. Prior to the execution of this Agreement, the Seller has delivered to the Purchaser true and complete copies of all such Licenses. Except as disclosed in Schedule 4.1.20:


         4.1.20.1 The Seller owns or validly holds all Licenses that are material to the Seller's Business.

         4.1.20.2  Each License is valid, binding and in full force and effect.

         4.1.20.3 The Seller is not, and has not received any notice that it is, in default (or with the giving of notice or lapse of time or both, would be in default) under any License.

         4.1.21    Insurance.   Schedule 4.1.21 lists the current insurance
policies of the Seller. Each such insurance policy is in full force and effect, no premiums due thereunder have not been paid and the Seller has not received any notice of cancellation or termination in respect of any such policy or is in default thereunder. The Seller has not received notice that any insurer under any insurance policy identified in Schedule 4.1.21 is denying liability with respect to a claim thereunder or defending under a reservation of rights clause.

         4.1.22    Affiliate Transactions.   Schedule 4.1.22 describes all
Contracts or arrangements and Indebtedness between the Seller, on the one hand, and any current or former officer, director, stockholder, employee or any Affiliate thereof, on the other.

         4.1.23    Environmental Matters.   The Seller is in compliance with
all the material terms, conditions and provisions of all applicable (i) Environmental Permits and (ii) Environmental Laws. Neither the Seller nor, to the knowledge of the Seller, any prior owner or lessee of any Site, has handled any Hazardous Material on any Site, except in compliance with applicable

Environmental Laws. No Releases of a Hazardous Material have occurred at, from, to, in, under or on any Site and there are no Hazardous Materials present in, on, about, at, under or migrating to any Site that could give rise to a material Environmental Claim against the Seller or the Purchaser. There are not currently and, to the knowledge of the Seller, there were not any formerly, underground storage tanks, active or abandoned, or asbestos containing material present at any Site. The Seller has not transported or arranged for the treatment, storage, handling, disposal or transportation of any Hazardous Material to or any location (other than a Site) so as to give rise to any liability or Environmental Claim against or affecting the Seller's Business, any of the Assets or the Seller.

         4.1.24    No Guarantees.   None of the Liabilities of the Seller's
Business or of the Seller incurred in connection with the conduct of the Seller's Business is guaranteed by or subject to a similar contingent obligation of any other Person, nor has the Seller guaranteed or become subject to a similar contingent obligation in respect of the Liabilities of any customer, supplier or other Person to whom it sells goods or provides services in the conduct of the Seller's Business or with whom it otherwise has significant business relationships in the conduct of the Seller's Business.

         4.1.25    Taxes.

         4.1.25.1 Except as disclosed in Schedule 4.1.25, all Tax Returns required to have been filed by or with respect to the Seller in respect of the Seller's Business or the Assets have been duly filed, and each such Tax Return correctly and completely reflects the Tax liability and all other information required to be reported thereon. All Taxes due and payable by the Seller in respect of the Seller's Business or the Assets, whether or not shown on any Tax Return, have been timely paid.

         4.1.25.2 The Seller, in respect of the Seller's Business or the Assets, is not a party to any agreement extending the time within which to file any Tax Return. No claim relating to the Seller in respect of the Seller's Business or the Assets by any Taxing Authority in a jurisdiction in which the Seller does not file Tax Returns is currently pending or, to the knowledge of the Seller, threatened to the effect that the Seller is or may be subject to taxation by that jurisdiction.

         4.1.25.3 All monies required to be withheld by the Seller in respect of the Seller's Business or the Assets and from employees, independent contractors, creditors or other third parties for Taxes (including without limitation for income, wages, Social Security or unemployment insurance Taxes or any similar Tax under state, local or foreign law) have been collected or withheld, and duly and timely paid to the appropriate Taxing Authority.

         4.1.25.4 There is no pending dispute or claim concerning any Tax liabilities of the Seller in respect of the Seller's Business or the Assets either (i) claimed or raised by any Taxing Authority or (ii) otherwise known to the Seller. Schedule 4.1.25 indicates those Tax Returns, if any, that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Seller has delivered to the Purchaser complete and correct copies of all federal, state, local and foreign income Tax Returns filed by, and all Tax examination reports and statements of deficiencies assessed against or agreed to by, the Seller since January 1, 1992.

         4.1.25.5 The Seller, in respect of the Seller's Business or the Assets, has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency.

         4.1.25.6 Except as disclosed in Schedule 4.1.25, the Seller, in respect of the Seller's Business or the Assets, has not received any written ruling related to Taxes or entered into any written and legally binding agreement with a Taxing Authority relating to Taxes.

         4.1.25.7 The Seller does not have any liability for Taxes of any Person (i) under Section 1.1502-6 of the Treasury regulations (or any similar provision of state, local or foreign law), (ii) as a transferee or successor,
(iii) by Contract or (iv) otherwise.

         4.1.25.8 None of the Assets constitutes tax-exempt bond financed property or tax-exempt use property, within the meaning of Section 168 of the Code.

         4.1.25.9 The Seller, with respect to the Seller's Business or the Assets, is not a "consenting corporation" within the meaning of Section 341(f)(1) of the Code, or comparable provisions of any state statutes, and none of the Assets is subject to an election under Section 341(f) of the Code or comparable provisions of any state statutes.

         4.1.25.10 The Seller, with respect to the Seller's Business or the Assets, has not participated in or cooperated with an international boycott within the meaning of Section 999 of the Code.

         4.1.26    Brokers.   The Seller represents and warrants to the
Purchaser that the services of a broker, finder, agent or financial advisor, other than J.D. Ford & Company Ltd. LLP, a Colorado corporation ("J.D. Ford"), have not been used by it in connection with any of the transactions contemplated by this Agreement and that no broker's, finder's or financial advisor's fee will become payable by the Purchaser or the Purchaser's Business by reason of acts or omissions of the Seller or the Shareholder as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby, other than to J.D. Ford. The Seller will hold harmless and indemnify the Purchaser and its Affiliates (other than the Seller and the Shareholder) and the officers, directors, employees and shareholders of the foregoing from and against any claim for broker's, finder's or financial advisor's fees, including costs or expenses incurred in connection with the defense of any suit claiming such fees, or in any other manner pertaining to claims for such fees, which may become payable by reason of the acts or omissions of the Seller or the Shareholder.

         4.1.27    Warranties.   Schedule 4.1.27 sets forth (i) copies of all
written warranties, guarantees and written warranty policies of the Seller in respect of the Assets which are currently in effect or may hereinafter become effective (the "Warranty Obligations"), and the duration of each such Warranty Obligation, (ii) each of the Warranty Obligations which is subject to any dispute or, to the knowledge of the Seller, threatened dispute and
(iii) the experience of the Seller during the past five years with respect to warranties, guarantees and warranty policies of or relating to the Assets. Except as set forth in Schedule 4.1.27, there have not been any material deviations from the Warranty Obligations, and salesmen, employees and agents of the Seller are not authorized to undertake obligations to any customer or other third parties in excess of such Warranty Obligations. All products manufactured, designed, licensed, leased, rented or sold by the Seller or any respective predecessor (i) are and were free from defects in design, except as described in Schedule 4.1.27(a), (ii) to the best of Seller's knowledge, are and were free from defects in construction (except for such defects as are immaterial to each specific product and immaterial in the aggregate, to the business and operations of the Seller) and (iii) satisfy any and all contract or other specifications related thereto, in each case, in all material respects.

         4.1.28    Investment Assets.   The Seller does not hold or own
(beneficially, constructively or otherwise) any Investment Assets other than as reflected in the Seller's Financial Statements, and except for the right to receive shares of stock in House of Fabrics, Inc. through its reorganization plan.

         4.1.29    Disclosure.    All material facts regarding the Seller,
the Seller's Business and the Assets have been disclosed to the Purchaser in or in connection with this Agreement. No representation or warranty contained in this Agreement, and no statement contained in any Schedule or in any certificate, list or other writing furnished to the Purchaser pursuant to any provision of this Agreement (including without limitation the Seller's Financial Statements), contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.

         4.2 Representations and Warranties of the Purchaser, Holdings and SCC . Each of the Purchaser, Holdings and SCC, jointly and severally, represents and warrants to the Seller as of the date hereof, and shall represent to the Seller as of the Closing on the Closing Date, that:

         4.2.1     Due Organization; Good Standing; Power.   The Purchaser is
a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Purchaser has full corporate right, power and authority to enter into each of the Operative Documents and to perform its obligations thereunder. Each of SCC and Holdings is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Each of SCC and Holdings has full right, power and authority to enter into this Agreement and to perform its obligations hereunder and, in the case of Holdings, to issue the Seller's Shares as required hereunder. Each of the Purchaser, SCC and Holdings is qualified to do business in each jurisdiction in which the properties and assets owned by each of them or the nature of the business conducted by each of them make such qualification legally necessary. None of the Purchaser, SCC or Holdings is in breach or violation of, and the execution, delivery and performance of this Agreement, and, in case of the Purchaser any of the other Operative Documents, will not result in a breach or violation of, any of the provisions of the Purchaser's, SCC's or Holding's respective articles of incorporation (either "Purchaser's Articles," "SCC's Articles" or "Holdings' Articles'" as the case may be) or bylaws (either "Purchaser's Bylaws," "SCC's Bylaws" or "Holdings' Bylaws" as the case may be).

         4.2.2 Authorization and Validity of Documents. The execution, delivery and performance by the Purchaser, SCC and Holdings of this Agreement and by the Purchaser of the other Operative Documents and the transactions contemplated hereby and thereby, have been duly and validly authorized by each of the Purchaser, SCC and Holdings, as the case may be. This Agreement has been duly and validly executed and delivered by Holdings, SCC and the Purchaser and is a legal, valid and binding obligation of Holdings, SCC and the Purchaser, respectively, and each of the other Operative Documents, when executed and delivered, will be legal, valid and binding obligations of the Purchaser, each enforceable against the Purchaser in accordance with their respective terms.

         4.2.3 Agreement Not in Conflict with Other Instruments; Required Approvals Obtained. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement and, in the case of the Purchaser, the execution, delivery and performance of the other Operative Documents and the consummation of the transactions contemplated thereby will not (a) violate or require any consent or approval of, or filing under, (i) any Laws or any Governmental Authority or (ii) any judgment, injunction, order, writ or decree of any court, arbitrator, or Governmental Authority by which the Purchaser, SCC or Holdings are bound; (b) conflict with, require any consent, approval, or filing under, result in the breach or termination of any provision of, constitute a default under, or result in the creation of any claim, security interest, Lien, charge or encumbrance upon any of the Assets, except in favor of the Acquisition Lender, pursuant to, (i) the Purchaser's Articles or Bylaws, (ii) Holdings' Articles or Bylaws, (iii) SCC's Articles or Bylaws,(iv) any Indebtedness, Contract, License or other instrument, document or agreement to which the Purchaser, SCC or Holdings is a party or by which the Purchaser, Holdings or SCC is bound or (v) any judgment, injunction, order, writ or decree of any court, arbitrator, or Governmental Authority by which the Purchaser, SCC or Holdings is bound. No consent, approval or action of, filing with or notice to any Governmental Authority on the part of the Purchaser, SCC or Holdings is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

         4.2.4 Conduct of Business in Compliance with Regulatory and Contractual Requirements. Each of the Purchaser, SCC and Holdings has conducted and is conducting its respective business and activities in compliance, in all material respects, with all applicable Laws. The respective businesses of the Purchaser, SCC and Holdings (i) are in compliance, in all material respects, with all laws of all Governments and Governmental Agencies applicable with respect thereto, and (ii) are in compliance, in all material respects, with all restrictions, covenants, agreements, contracts, commitments, understandings and arrangements applicable with respect thereto.

         4.2.5 Legal Proceedings. There is no order, action, suit, proceeding, claim or arbitration, or any investigation by or before any person or entity, including, but not limited to, any Governmental Authority,
(i) pending, issued or outstanding to which the Purchaser, SCC or Holdings is a party, or to the knowledge of the Purchaser, threatened against or relating to the

Purchaser, Holdings, SCC or the Purchaser's Business, or (ii) challenging the Purchaser's, SCC's or Holdings' right to execute, deliver, perform under or consummate the transactions contemplated by this Agreement or (iii) asserting any right with respect to transactions contemplated by this Agreement or the Assets, and, in each such case, to the knowledge of the Purchaser, there is no basis for any such action, suit, proceeding, claim, arbitration or investigation.

         4.2.6     Securities Registration.   Assuming the accuracy of the
Seller's representations and warranties contained herein, no registration statement is required to be prepared and filed with respect to the Seller's Shares to be issued and delivered pursuant to the transactions contemplated by this Agreement. SCC has filed and will, until Holders no longer own any Registrable Securities or until the resale provisions of Rule 144(k) (or any successor provision) under the Securities Act are available to Holders (whichever is earlier), use its best efforts to continue to file all reports and documents required to be filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), necessary to maintain its registration as a public company and to maintain its listing as a traded security on the Pacific Stock Exchange, another national securities exchange or the Nasdaq Stock Market. All documents filed under the Securities Act and the Exchange Act when they were or are filed with the Securities and Exchange Commission (the "Commission") and such state securities agencies as were or may be required by regulation, rule or law, conformed or will conform in all material respects to the applicable requirements of the Securities Act and the Exchange Act and the applicable rules and regulations of the Commission
and applicable state securities administrators or administrations.   Except
as provided in this Agreement and disclosed in the registration statements and reports filed by SCC under the Securities Act and the Exchange Act, SCC has not granted and is not presently subject to any contractual provisions for demand or piggyback registration rights with respect to its Class A Common Stock.

         4.2.7     Issuance of the Seller's Shares.   The Seller's Shares,
when issued and delivered pursuant to this Agreement, will have been duly authorized, validly issued and outstanding and fully paid and nonassessable. There are no shares of capital stock of Holdings entitled to a preference over the Common Stock on dividends or other distributions or upon any dissolution, liquidation or winding-up. Except with respect to the Class A Preferred Stock of SCC, there are no shares of capital stock of SCC entitled to a preference over the Class A Common Stock on dividends or other distributions or upon any dissolution, liquidation or winding-up.

         4.2.8     Tax Matters.   Except as otherwise disclosed in periodic
reports filed under the Exchange Act as of the date of this Agreement, none of the Purchaser, Holdings or SCC is a party to, and none of them is aware of, any pending or threatened action, suit, proceeding, or assessment against the Purchaser, Holdings or SCC, respectively, for the collection of any Taxes by any Taxing Authority. Except for such matters (i) that are being disputed with the relevant Taxing Authority, (ii) for which the Purchaser, Holdings or SCC, as the case may be, made an adequate reserve in its financial statement or (iii) that would not have any material adverse effect on the Purchaser, Holdings and SCC taken as a whole, (x) each of the Purchaser, Holdings and SCC has duly and timely filed with all appropriate Taxing Authorities all Tax Returns required to be filed by it, (y) each of the Purchaser, Holdings and SCC has paid all Taxes owed by it to all Taxing

Authorities, and (z) all Taxes which the Purchaser, Holdings or SCC is required by applicable Law to withhold or to collect have been duly withheld and collected and have been paid over to the proper Taxing Authority or are properly held by the Purchaser, Holdings or SCC, respectively, for such payment. None of the Purchaser, Holdings or SCC has filed a consent pursuant to Section 341(f) of the Code.

         4.2.9     Disclosure.   All material facts regarding the Purchaser,
Holdings, SCC, each of their respective Affiliates, and their respective business condition have been disclosed to the Seller in or in connection with this Agreement. No representation or warranty contained in this Agreement, and no statement contained in any Schedule or in any certificate, list or other writing furnished to the Seller pursuant to any provision of this Agreement, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.


    5.   Registration Rights.

         5.1  Definitions.   As used in this Section 5:


         5.1.1 The terms "register", "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of the effectiveness of such registration statement.

         5.1.2 For the purposes hereof the term "Registrable Securities" means shares of (i) Class A Common Stock issuable upon purchase of shares of capital stock of Holdings pursuant to Section 3.3.4 (the "Securities), (ii) stock issued in lieu of the Securities in any reorganization which has not been sold to the public and (iii) stock issued in respect of the stock referred in (i) and (ii) as a result of a stock split, stock distribution, recapitalization or combination, which has not been sold to the public.

         5.1.3 The terms "Holder" or "Holders" mean the Seller, its Shareholder and the Seller's Permitted Transferees.

         5.2 Piggyback Registration Rights. At any time following the Closing Date, whenever SCC proposes to register any Class A Common Stock for its own or others' account under the Securities Act for a public offering, other than (i) any shelf registration of shares to be used as consideration for acquisitions of additional businesses by SCC or any of its Affiliates or Subsidiaries, (ii) registrations relating to employee benefit plans, (iii) registrations made for others' account the terms of which preclude including shares owned by holders other than SCC and (iv) registrations relating to rights offerings made to the stockholders of SCC, SCC shall give each of the Holders prompt written notice of its intent to do so. Upon the written request of any of the Holders given within 10 days after receipt of such notice, SCC shall cause to be included in such registration all of the Registrable Securities which any such Holder requests, provided that SCC shall have the right to reduce the number of shares included in such registration, pro rata among all persons (including SCC) proposing to have shares registered, to the extent that inclusion of such shares would, in the opinion of tax counsel to SCC or its independent auditors, jeopardize any tax free status of the transactions contemplated thereby. In addition, if SCC is advised in writing in good faith by any managing underwriter of an underwritten offering of the securities being offered pursuant to any registration statement under this Section 5.2 that the number of shares to be sold by persons other than SCC is greater than the number of such shares which can be offered without adversely affecting the offering, SCC may reduce pro rata the number of shares offered for the accounts of such persons (based upon the number of shares proposed to be sold by each such person) to a number deemed satisfactory by such managing underwriter.

         5.3  Registration Procedures.   All expenses incurred in connection
with the registrations under this Article 5 (including all registration, filing, qualification, legal, printer and accounting fees, but excluding underwriting commissions and discounts), shall be borne by SCC. In connection with registrations under Section 5.2, SCC shall (i) use its best efforts to prepare and file with the Commission, as soon as reasonably practicable, a registration statement with respect to the Class A Common Stock and use its best efforts to cause such registration to promptly become and remain effective for a period of at least 120 days (or such shorter period during which holders shall have sold all Class A Common Stock which they requested to be registered); (ii) use its best efforts to register and qualify the Class A Common Stock covered by such registration statement under applicable state securities laws as the holders shall reasonably request for the distribution of the Class A Common Stock; and (iii) take such other actions as are reasonable and necessary to comply with the requirements of the Securities Act and the regulations thereunder.

         5.4  Underwriting Agreement.   In connection with each registration
pursuant to Section 5.2 covering an underwritten registered public offering, SCC and each participating holder agree to enter into a written agreement with the managing underwriters in such form and containing such provisions as are customary in the securities business for such an arrangement between such managing underwriters, companies of SCC's size and investment stature, and the participating holders in such a registration, including with respect to indemnification and contribution.

         5.5  Availability of Rule 144.   SCC shall not be obligated to
register shares of Class A Common Stock held by any Holder at any time when the resale provisions of Rule 144(k) (or any successor provision) promulgated under the Securities Act are available to such Holder for such shares. With a view to making available to Holders of Registrable Securities the benefits of certain rules and regulations of the Commission which may permit the sale of the Registrable Securities to the public without registration, SCC agrees, until Holders no longer own any Registrable Securities or until the resale provisions of Rule 144(k) (or any successor provision) under the Securities Act are available to Holders (whichever is earlier), to use its best efforts to:

         5.5.1 make available adequate current public information, as those terms are understood and defined in Rule 144(c) under the Securities Act; and

         5.5.2 so long as a Holder owns any Registrable Securities, to furnish to each such holder forthwith upon such Holder's request a written statement by SCC as to its compliance with the information requirements of said Rule 144(c), a copy of the most recent annual or quarterly report of SCC, and such other reports and documents so filed by SCC as each such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

         5.6  Information by Holder.   The Holder of Registrable Securities
included in any registration pursuant to Section 5.2 shall promptly furnish to SCC such information regarding such Holder as SCC may request in writing.

    6.   Particular Covenants.

         6.1  The Seller's Affirmative Covenants.   The Seller covenants,
promises and agrees that from the date hereof and until the Closing the Seller shall:

         6.1.1 Continue to operate the Seller's Business diligently; and not take any action, omit to take any action, or engage in any transaction other than acts or transactions in the ordinary course of the Seller's Business and consistent with the terms of this Agreement.

         6.1.2 Preserve the Assets and the Seller's Business (its organization and reputation) and preserve the relationship of the Seller's Business (including goodwill) with suppliers, customers and others.

         6.1.3 Maintain the Assets in good working order and condition, ordinary wear and tear excepted, and continue normal and usual maintenance and repair of the Assets.

         6.1.4 Cooperate with the Purchaser to achieve an orderly transition of the Seller's Business to the Purchaser and an orderly transfer of the Assets to the Purchaser.

         6.1.5 Pay or provide for payment of all sales, use, personal property, social security, withholding, payroll, unemployment compensation, income and other taxes, assessments, fees and public charges due and payable by the Seller in respect of the Seller's Business and the Assets through the Closing Date and any portion thereof applicable to any period prior to the Closing Date.

         6.1.6 Maintain in effect all insurance policies and other employee benefits covering any employee claims which may be incurred through the Closing Date.

         6.1.7 Fully perform and comply with all covenants, promises and agreements hereunder which are required to be performed or complied with by the Seller prior to or at the Closing, and exert its best efforts to completely satisfy and fulfill all conditions precedent to the Purchaser's obligations to close hereunder at the Closing on the Closing Date.

         6.1.8 Exert its best efforts to prevent the occurrence of any event which could result in any of the Seller's representations and warranties contained in this Agreement not being true and correct at or as of the time immediately after the occurrence of such event.

         6.1.9 Not apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of the Seller or any of its property, make a general assignment for the benefit of creditors, or file a petition for relief under Title 11 of the United States Code or any similar federal or state statute.

         6.1.10 Provide the Purchaser and its representatives with full access during normal business hours to all of the Seller's properties, Assets and records; provide the Purchaser and its representatives with such financial and operating data and other information with respect to the Seller's Business and Assets as the Purchaser shall from time to time request; and permit the Purchaser and its representatives to consult with the Seller's representatives, officers, employees and accountants up to the time of Closing.

         6.1.11 Take no action which is or would cause a violation of any Laws, and promptly following receipt thereof, furnish the Purchaser with copies of any notice received from any Governmental Authority or other Person alleging any violation of Law.

         6.1.12 Except to the extent required by applicable Law, (i) cause the Books and Records relating to the Seller's Business and of the Seller to be maintained in the usual, regular and ordinary manner and (ii) not permit any material change in (x) any pricing, investment, accounting, financial reporting, inventory, credit, allowance or Tax practice or policy with respect to the Seller's Business or the Seller or (y) any method of calculating any bad debt, contingency or other reserve of the Seller's Business or the Seller for accounting, financial reporting or Tax purposes.

         6.1.13 Not amend, modify or repeal any provision of its Articles or By-Laws.

         6.1.14 Not authorize, grant, issue, sell or otherwise dispose of any Securities of the Seller, or modify or amend any right of any holder of outstanding Securities.

         6.1.15 Not declare, set aside or pay any dividend or other distribution in respect of any of the Securities of the Seller or, directly or indirectly, redeem, purchase or otherwise acquire any of the Securities of the Seller.

         6.1.16 Not enter into any merger or consolidation or any sale of all or substantially all of the assets of the Seller or other Business Combination.

         6.1.17 Not convey, sell, transfer or otherwise dispose of any of the Assets; provided, however, that the foregoing will not prohibit the sale of inventory in the ordinary course of business and the disposition or use of other Assets in the ordinary course of business;.

         6.1.18 Not pledge, mortgage or otherwise encumber any of the Assets, other than Liens on items the purchase of which is permitted hereunder.

         6.1.19    Not incur, issue, assume or guaranty any Indebtedness;

         6.1.20 Not enter into or terminate any Contract, or amend, waive or terminate, any material provision of any Contract except in the ordinary course of business;

         6.1.21 Not adopt Benefit Plans for employees and/or officers, in connection with the Seller's Business.

         6.1.22 Not pay or obligate itself to pay any compensation, commission or bonus to any director, officer, employee or independent contractor as such, except for the regular compensation and commissions payable to such director, officer, employee or independent contractor at the rate in effect on the date of this Agreement.

         6.1.23 Not enter into any Contract or amend or modify any existing Contract with any current or former officer, director, stockholder, Affiliate or of any officer, director, stockholder or Affiliate of the foregoing.

         6.1.24 Not enter into any agreement, arrangement, commitment or understanding to do or engage in any of the foregoing.

         6.2  The Purchaser's Affirmative Covenants.   The Purchaser and SCC
covenant, promise and agree that prior to the Closing Date the Purchaser and SCC shall:

         6.2.1 Apply for and use their best efforts to obtain a financing commitment and a loan from the Acquisition Lender.

         6.2.2 Provide that the Purchaser's Articles or the Purchaser's Bylaws, or both, and Holdings' Articles or Holdings' Bylaws, or both, specify that the Board of Directors of each of the Purchaser and Holdings shall consist of at least seven persons and no greater than eleven persons as provided in Section 8.

         6.3  Risk of Loss.   All risk of loss or damage to or destruction of
the Assets, in whole or in part, shall be and remain with the Seller until the Closing and all of the transactions contemplated hereby shall have been consummated. The Seller shall, promptly following the Seller's execution hereof, have all of the Seller's policies of insurance insuring the Assets duly endorsed to protect the respective interests of the Seller and the Purchaser (and, if requested by the Purchaser, the Acquisition Lender) under this Agreement and shall deliver to the Purchaser a copy of such policy endorsement.

         6.4  Notification of Certain Matters.   Each party hereto shall give
prompt notice to the other parties hereto of (a) the discovery of any fact or the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty contained herein to be untrue or inaccurate in any material respect at or prior to the Closing and (b) any material failure of a party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such party hereunder. Each party shall use its best efforts to cure before the Closing any such circumstance described in the notice given pursuant to the preceding section. Each party shall use its best efforts to cure, before the Closing, any such circumstance for which it is responsible described in the notice given pursuant to the preceding sentence. The delivery of any notice pursuant to this Section 6.4 shall not, without the express written consent of the other parties, be deemed to (i) modify the representations or warranties hereunder of the party delivering such notice,
(ii) modify the conditions set forth in this Agreement, or (iii) limit or otherwise affect the remedies available hereunder to any party.

         6.5  Books and Records.   On the Closing Date, the Seller shall
deliver or make available to the Purchaser at the offices of the Seller all of the Books and Records and such other Assets as are in the Seller's possession at other locations, and if at any time after the Closing the Seller discovers in its possession or under its control any other Books and Records or other Assets, it will forthwith deliver such Books and Records and other Assets to the Purchaser.

         6.6  Use of Pumpkin Name.   The Seller shall cause its name to be
changed and shall terminate its use of the name "Pumpkin Masters", effective no later than the first Business Day after the Closing.

         6.7  Audited Financial Statements.   The Seller has delivered to the
Purchaser a balance sheet and related statement of income and cash flow showing the financial condition of the Seller's Business as of the close of the fiscal year ending January 31, 1997 (the "1997 Financial Statements"), all audited by independent public accountants acceptable to the Purchaser and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such 1997 Financial Statements fairly present in all material respects the financial condition and results of operations of the Seller's Business in accordance with GAAP consistently applied.

         6.8  Sale of Products.    From the Closing Date up and until
September 30, 1997, the Purchaser shall undertake to sell, on behalf of the Seller, items of "PAAS" finished goods and Garfield products (the "Products"). The Purchaser shall provide to the Seller no later than January 1, 1998, a statement indicating all items of the Products sold by the Purchaser during the period from the Closing Date through and including September 30, 1997 and the net proceeds received by the Purchaser on account thereof. The Seller shall have ten (10) days to review such calculations and deliver to the Purchaser any objections thereto. If the Seller does not deliver any such objections within such ten-day period, such statement shall be conclusive and binding on the Purchaser and the Seller. If the Seller and the Purchaser cannot, within fifteen (15) days following the Seller's submission to the Purchaser of the Seller's objections, resolve such issues, the parties shall submit the items remaining in dispute to a mutually-agreed upon arbitrator, together with a written statement from each describing each disputed item. Such arbitrator shall attempt to resolve the disputed item within thirty (30) days after such submissions. Any such resolution shall be in writing and shall be conclusive and binding between the parties. Within five (5) days after the final calculations being deemed conclusive and binding among the parties, if the Seller has no objections, or the delivery to the Purchaser and the Seller of the arbitrator's resolution, if the Seller has objections which it duly notifies the Purchaser of, the Purchaser shall pay to the Seller in cash, or by certified funds or wire transfer an additional amount equal to the aggregate amount of the net proceeds received by the Purchaser on account of the sale of the Products. The fees and expenses of such arbitrator shall be paid by the parties as the arbitrator shall direct.

    No later than August 1, 1998, the Purchaser shall make available to the Seller all remaining items of the Products in its possession. The Seller shall have twenty (20) days to remove such items from the Purchaser's premises or such other locations at which such items are stored, at the Seller's sole cost and expense, and following such period, the Purchaser may dispose of such items as it, in its sole discretion, shall determine is proper.

         6.9 Product Liability Insurance. From and after the Closing Date and up until the second anniversary of the Closing Date, the Purchaser shall maintain product liability insurance, at the same coverage levels and with the same insurer, as does the Seller as of the Closing Date. The Purchaser shall give the Seller notice of any modification to, proposed cancellation or termination of such policy no later than ten (10) days after the Purchaser's notice thereof.

         6.10 Employment . For a period of at least four years following the Closing, the Purchaser shall (subject to applicable Code requirements, including nondiscrimination rules) provide employees of the Seller who, immediately after the Closing, become employees of the Purchaser (the "Transferred Employees") with employee benefits that are, in the aggregate, substantially comparable to those provided to such Transferred Employees prior to the Closing. To the extent that service is relevant for purposes of eligibility, participation, vesting or benefit accrual under any plan of the Purchaser providing such employee benefits, Transferred Employees shall be credited for service accrued or deemed accrued with the Seller prior to the Closing, provided, however, that such crediting of service does not result in the duplication of benefits or any unintended windfall with respect to the accrual of benefits. Amounts credited prior to the Closing under flexible spending accounts and for purposes of determining health plan deductibles shall be credited after the Closing. If requested by the Purchaser, the Seller shall cooperate with the Purchaser in effecting an assignment to the Purchaser of any policies of insurance for the provision of health or welfare benefits to Transferred Employees, and administrative contracts relating thereto, provided, that the assignment of any such policy shall not be construed as an assumption by the Purchaser of any plan of the Seller, or any liability thereunder if not otherwise payable pursuant to the terms of the policy. Nothing in this Section 6.10 express or implied shall confer upon any Transferred Employee or other employee or legal representative thereof any rights or remedies, including any right to employment, continued employment for any specified period, or compensation or benefits of any nature or kind whatsoever under or by reason of this Agreement.

    7.   Transfers of Restricted Securities.

         7.1  Restrictions Generally; Securities Act.


              (a) Each Stockholder will not, directly or indirectly, Transfer any Restricted Securities except in accordance with the terms of this Agreement. An attempt by any Stockholder to Transfer any Restricted Securities not in accordance with the terms of this Agreement shall be null and void and neither the issuer of such securities nor any transfer agent of such securities shall give any effect to such attempted Transfer in its stock records.

              (b) Each Stockholder agrees that, in addition to the other requirements imposed herein relating to Transfer, it will not Transfer any Restricted Securities except pursuant to an effective registration statement under the Securities Act, or upon receipt by the Purchaser of an opinion of counsel to the Stockholder reasonably satisfactory to the Purchaser or, if agreed by the Board of Directors of the Purchaser, counsel to the Purchaser, to the effect that registration is not required because of the availability of an exemption from registration under the Securities Act.

         7.2  Legend.


              (a) Each certificate representing Restricted Securities held by any Stockholder shall be endorsed with the following legends and such other legends as may be required by applicable state securities laws:

    "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE RESTRICTIONS CONTAINED IN AN ASSET PURCHASE AGREEMENT, DATED JUNE 27, 1997, AS SUCH AGREEMENT MAY BE AMENDED, MODIFIED OR RESTATED FROM TIME TO TIME IN ACCORDANCE WITH THE TERMS THEREOF (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE ISSUER HEREOF)."

    "THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR TRANSFERRED WITHOUT THE CONSENT OF PUMPKIN LTD., AND UNLESS IN COMPLIANCE WITH THE ACT AND APPLICABLE STATE SECURITIES LAWS."

              (b) Any certificate issued at any time in exchange or substitution for any certificate bearing such legends (except a new certificate issued upon the completion of a Transfer pursuant to a registered public offering under the Securities Act and made in accordance with the Securities
Act) shall also bear such legends, unless in the opinion of counsel for the Purchaser, the Restricted Securities represented thereby are no longer subject to the provisions of this Agreement or the restrictions imposed under the Securities Act or state securities laws, in this case the applicable legend (or legends) may be removed.

         7.3 Transfers by the Seller Stockholders and Additional Stockholders. Each Seller Stockholder and Additional Stockholder will not Transfer any Restricted Securities, except to a Permitted Transferee who shall have executed a Joinder Agreement and thereby become a party to this Agreement for purposes of Sections 7 and 8 and, in the case of a Seller Stockholder, Section 3.3 hereof.

    8.   Corporate Governance.

         8.1  Board of Directors.


              (a) From and after the date hereof, each Stockholder shall vote or cause to be voted all shares of Common Stock, at any regular or special meeting of stockholders called for the purpose of filling positions on the Board of Directors of Holdings (the "Board"), or to execute a written consent in lieu of such a meeting of stockholders for the purpose of filling positions on the Board, and shall take all actions necessary, to ensure that the Board consists of not less than seven (7) nor more than eleven (11) members and to nominate and elect to the Board individuals as follows: (i) three (3) individuals (the "Seller Directors"), to be designated by the Seller Stockholders (as long as the Earnout Amount is unpaid or otherwise not extinguished) and (ii) at least four (4) and no greater than eight (8) individuals (the "Purchaser Directors") to be designed by the Purchaser Stockholders; provided, however, that effective at the Closing, the Board shall consist of (x) Kea Bardeen, John Bardeen and Gay Burke as the Seller Directors and James Andersen, Brian Fitzgerald, Calvin Neider and Warren Stanley as the Purchaser Directors and (y) the Stockholders shall cause the election of such Seller Directors and the Purchaser Directors upon Closing of the transactions contemplated hereunder.

              (b) From and after the date hereof, in any and all elections of directors of the Purchaser (whether at a meeting or by written consent in lieu of a meeting), Holdings shall vote, or cause to be voted, all shares of the Purchaser's common stock owned by Holdings or over which Holdings has voting control, so as to fix the number of directors of the Purchaser at not less than seven (7) nor more than eleven (11) individuals, and to nominate and elect individuals as follows: (i) three (3) individuals to be designated by the Seller Stockholders, so long as the Earnout Amount is unpaid or otherwise not extinguished, and (ii) at least four (4) individuals and no greater than eight (8) individuals to be designated by the Purchaser Stockholders.

              (c) If any time any person designated as (i) a Seller Director or the Purchaser Director is not then serving as a director of Holdings or
(ii) a director of the Purchaser is not then serving as such, upon the written request of the Seller Stockholders or the Purchaser Stockholders, the Stockholders or Holdings, as appropriate, shall promptly take such action as may be necessary to approve and appoint individuals designed by the Seller Stockholders (in the case of any Seller Director or any Seller Stockholders' designee as a director of the Purchaser) and the Purchaser

Stockholder (in the case of any Purchaser Director or any Purchaser Stockholders' designee as director of the Purchaser) to serve as directors of Holdings or the Purchaser, as applicable, from and after the time of such request and each Stockholder agrees to take such action as may be necessary to effect the foregoing.

              (d)  If, prior to his or her election to the Board pursuant to
Section 8.1, any person shall be unable or unwilling to serve as a director of Holdings or the Purchaser, the group of Stockholders who designated any such person shall be entitled to designate a replacement.

         8.2  Removal.   If (i) the Seller Stockholders request that a Seller
Director elected as a director be removed (with or without cause); provided, however, that the Seller Stockholders shall request that any Seller Director be removed for cause if such Seller Director shall be terminated for cause pursuant to his or her Employment Agreement with the Purchaser), by written notice to the other Stockholders, or (ii) the Purchaser Stockholders request that a Purchaser Director elected as a director be removed (with or without cause), by written notice to the other Stockholders then in each such case, such director shall be removed and each Stockholder shall vote all shares of Common Stock and any other voting securities of Holdings over which such Stockholder has voting control to effect such removal or to consent in writing to effect such removal upon such request and Holdings shall vote all shares of common stock of the Purchaser or consent in writing to effect the removal of such individual from the Board of Directors of the Purchaser. No director that is a Seller Director or Purchaser Director or a designee of either the Seller Stockholders or the Purchaser Stockholders on the Board of Directors of the Purchaser shall be removed without cause except as provided in this Section 8.2.

         8.3  Vacancies.   In the event that a vacancy is created on the
Board or the Board of Directors of the Purchaser at any time by the death, disability, retirement, resignation or removal (with or without cause as provided in Section 8.2) of a director, each Stockholder shall vote all shares of Common Stock owned by such Stockholder and other securities over which such Stockholder has voting control and Holdings shall vote all shares of common stock of the Purchaser owned by it for the individual designated to fill such vacancy by whichever of the Seller Stockholders or the Purchaser Stockholders, as the case may be, designated and/or approved (pursuant to Section 8.1 hereof) the director whose death, disability, retirement, resignation or removal (with or without case as provided in Section 8.2) resulted in such vacancy on the Board in the manner set forth in Section 8.1 hereof; provided, however, that such other individual so designated may not previously have been a director of Holdings or the Purchaser, as applicable, who was removed for cause from the Board.

    9.   Closing.

         9.1 Time, Date and Place. The closing of the transactions contemplated by this Agreement (referred to throughout this Agreement as the "Closing") shall take place at the law offices of Morgan Lewis & Bockius LLP, 101 Park Avenue, New York, New York, at 10:00 o'clock A.M., Eastern Daylight Time, on June 27, 1997 or such later date as shall be required for the preparation of documents and shall be mutually agreed between the parties, but in no event shall the Closing occur after June 30, 1997. The time, place and date of the Closing are referred to throughout this Agreement as the "Closing Date."

         9.2 The Seller's Conditions to Close. The Seller's obligation to close the transactions contemplated hereby at the Closing shall be subject to the complete satisfaction and fulfillment of all of the following conditions precedent, any or all of which may be waived in whole or in part by the
Seller:

         9.2.1 All representations and warranties made by the Purchaser and SCC in this Agreement shall be complete and accurate at and as of the Closing on the Closing Date.

         9.2.2 All covenants, promises and agreements made by the Purchaser, Holdings and SCC in this Agreement and all other actions required to be performed or complied with by the Purchaser, Holdings and SCC under this Agreement prior to or at the Closing shall have been performed or complied with by the Purchaser, Holdings and SCC, in all material respects.

         9.2.3 The Purchaser shall have delivered to the Seller a certificate, dated the Closing Date and executed by the President or any Vice President of the Purchaser, substantially in the form and to the effect of
Exhibit 9.2.3A hereto, and a certificate, dated the Closing Date and executed by the Secretary or Assistant Secretary of the Purchaser, substantially in the form and to the effect of Exhibit 9.2.3B, respectively, hereto.

         9.2.4 There shall not be in effect on the Closing Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements.

         9.2.5 The Seller shall have received the opinion of Morgan, Lewis & Bockius LLP, counsel to the Purchaser, dated the Closing Date, substantially in the form and to the effect of Exhibit 9.2.5 hereto.

         9.2.6 All Operative Agreements shall have been duly executed by their respective parties other than the Seller and shall be in full force and effect.

         9.2.7 All proceedings to be taken on the part of the Purchaser in connection with the transactions contemplated by this Agreement and the Operative Documents and all documents incident thereto shall be reasonably satisfactory in form and substance to the Seller and the Seller's counsel, and the Seller shall have received copies of all such documents and other evidences as the Seller may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

         9.3 The Purchaser's Conditions to Close. The Purchaser's obligation to close the transactions contemplated hereby at the Closing shall be subject to the complete satisfaction and fulfillment of all of the following conditions precedent, any or all of which may be waived in whole or in part by the Purchaser.

         9.3.1 All representations and warranties made by the Seller in this Agreement shall be complete and accurate at and as of the Closing on the Closing Date.

         9.3.2 All covenants, promises and agreements made by the Seller in this Agreement and all other actions required to be performed or complied with by the Seller under this Agreement prior to or at the Closing shall have been performed or complied with by the Seller, in all material respects.

         9.3.3 The Purchaser shall have satisfactorily completed due diligence with respect to the Assets, Assumed Liabilities and the Seller's Business.

         9.3.4 There shall not have occurred any material adverse change in the Seller's Business or in the Assets.

         9.3.5 All necessary consents to the transfer of the Assets shall have been obtained.

         9.3.6 The Seller shall have delivered to the Purchaser a certificate, dated the Closing Date and executed by the President or any Vice President of the Seller, substantially in the form and to the effect of
Exhibit 9.3.6A hereto, and a certificate, dated the Closing Date and executed by the Secretary or Assistant Secretary of such the Seller, substantially in the form and to the effect of Exhibit 9.3.6B hereto.

         9.3.7 There shall not be in effect on the Closing Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements or which could reasonably be expected to otherwise result in a material diminution of the benefits of the transactions contemplated by this Agreement or any of the Operative Agreements to the Purchaser, and there shall not be pending or threatened on the Closing Date any Action or Proceeding or any other action in, before or by any Governmental Authority which could reasonably be expected to result in the issuance of any such Order.

         9.3.8 The Purchaser shall have received the opinion of the counsel of the Seller, Moye, Giles, O'Keefe, Vermeire & Gorrell LLP and Timothy J. Martin, dated the Closing Date, substantially in the form and to the effect of Exhibit 9.3.8 hereto.

         9.3.9 All Operative Agreements shall have been duly executed and delivered by the respective parties thereto other than the Purchaser and shall be in full force and effect.

         9.3.10 Each of Gay Burke, John Bardeen and Kea Bardeen shall have entered into their respective Employment Agreement with the Purchaser, substantially in the form of Exhibits 3.6A, 3.6B, and 3.6C hereto.

         9.3.11 The Purchaser shall have received the proceeds of the Acquisition Note.

         9.3.12 All proceedings to be taken on the part of the Seller in connection with the transactions contemplated by this Agreement and the Operative Agreements and all documents incident thereto shall be reasonably satisfactory in form and substance to the Purchaser and the Purchaser's counsel, and the Purchaser shall have received copies of all such documents and other evidences as the Purchaser may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

         9.4 Actions to Be Taken at the Closing. At the Closing, the following actions, among others, shall occur:

         9.4.1 The Seller shall execute and deliver to the Purchaser the Assignment and Assumptions pursuant to which the Seller shall sell, assign, and transfer to the Purchaser the Assets and the Purchaser shall assume the Assumed Liabilities.

         9.4.2 The Seller shall deliver to the Purchaser the certificate of title to the motor vehicle.

         9.4.3 The Seller shall deliver to the Purchaser a certified check or a bank cashier's check in the amount of the cash in the Seller's bank account after deduction of all outstanding unpaid checks.

         9.4.4 Kea Bardeen, John Bardeen, and Gay Burke and the Purchaser shall execute and deliver the Employment Agreements substantially in the form attached hereto as Exhibits 3.6A, 3.6B, and 3.6C.

         9.4.5 The Purchaser and Bardeen Investment Properties, L.L.C. will execute and deliver the Premises Lease Agreement.

         9.4.6 The Purchaser and Bardeen Educational Trust will execute and deliver the Equipment Lease Agreement.

         9.4.7 The Purchaser shall deliver to the Seller a certified check, bank cashier's or by wire transfer payable to the order of the Seller in the amount of the cash consideration for the transactions as described in
Section 3.1.

         9.4.8 The Purchaser shall deliver to the Seller the Seller's Shares in accordance with Section 3.3.

         9.4.9 CP Inc. shall receive from the Purchaser the investment banking fee of $120,000 specified in Section 3.2.8.

         9.4.10 The Seller, the Purchaser, Holdings and SCC shall execute and deliver such other and further documents reasonably necessary to complete the transactions described in this Agreement.

    10.  Indemnification.

         10.1 Indemnification by the Seller.   Subject to the provisions of
Section 10.2 of this Agreement, the Seller shall defend, indemnify and hold harmless the Purchaser, its Affiliates (other than the Seller and the Shareholder), and the Purchaser's and its Affiliates' respective officers, directors, shareholders, agents, representatives and employees and their respective heirs, personal and legal representatives, guardians, successors and assigns, from and against any and all claims, threats, liabilities, taxes, interest, fines, penalties, suits, actions, proceedings, demands, damages, losses, costs and expenses (including attorneys' and experts' fees and court costs) (collectively "Claims") of every kind and nature arising out of, resulting from, or in connection with:

         10.1.1 Any misrepresentation or breach of any representation or warranty by the Seller contained in this Agreement.

         10.1.2 Any nonperformance, failure to comply or breach by the Seller of any covenant, promise or agreement of the Seller contained in this Agreement.

         10.1.3    The Retained Liabilities.

         10.2 Limitations on the Seller's Indemnity.   Notwithstanding the
provisions of Section 10.1, the Purchaser shall not seek indemnification from the Seller (i) until the aggregate amount of all such Claims for which indemnification may be made exceeds $125,000.00 and, (ii) thereafter, provided that the aggregate amount of all current claims for which indemnity is being sought is at least $10,000; and the Purchaser shall not seek indemnification from the Seller for Claims in the aggregate in excess of the amount of cash paid to the Seller under Section 3.1 of this Agreement.

         10.3 Indemnification by the Purchaser, Holdings and SCC.   The
Purchaser, Holdings and SCC, severally, shall defend, indemnify and hold harmless the Seller and its Affiliates and the Seller's and its Affiliates' respective directors, officers, shareholders, employees, agents and representatives, and their respective heirs, personal and legal representatives, guardians, successors and assigns, from and against any and all claims, threats, liabilities, taxes, interest, fines, penalties, suits, actions, proceedings, demands, damages, losses, costs and expenses (including attorneys' and experts' fees and court costs) of every kind and nature arising out of, resulting from, or in connection with:

         10.3.1 Any misrepresentation or breach by the Purchaser, Holdings or SCC of their respective representations or warranties contained in this Agreement.

         10.3.2 Any nonperformance, failure to comply or breach by the Purchaser, Holdings or SCC of their respective covenants, promises or agreements contained in this Agreement.

         10.3.3 In the case of the Purchaser, (i) any of the Assumed Liabilities or (ii) any debt, obligation, duty or liabilities resulting from the Purchaser's Business or the Assets after the Closing Date, other than the Retained Liabilities.

         10.4 Defense of Claims.   In the event of any claim, threat,
liability, tax, interest, fine, penalty, suit, action, proceeding, demand, damage, loss, cost or expense with respect to which indemnity is or may be sought hereunder (an "Indemnity Claim"), the indemnified party shall promptly notify the indemnifying party of such Indemnity Claim, specifying in reasonable detail the Indemnity Claim and the circumstances under which it arose. The indemnifying party may elect to assume the defense of such Indemnity Claim, at its expense, by written notice to the indemnified party given within 10 days after the indemnifying party receives notice of the Claim, and the indemnifying party shall promptly engage counsel reasonably acceptable to the indemnified party to direct and conduct such defense; provided, however, that the indemnified party shall have the right to engage its own counsel, at its own expense, to participate in such defense. In the event the indemnifying party does not so elect to assume the defense of such Indemnity Claim in the manner specified above, or if, in the reasonable opinion of counsel to the indemnified party, there are defenses available to the indemnified party which are different from or additional to those available to the indemnifying party or which give rise to a material conflict between the defense of the indemnified party and of the indemnifying party, then upon notice to the indemnifying party, the indemnified party may elect to engage separate counsel to conduct its defense, at the expense of the indemnifying party, and the indemnifying party shall not have the right to direct or conduct such defense.

         10.4.1 In the event the indemnifying party assumes the defense of any Indemnity Claim, it may at any time notify the indemnified party of its intention to settle, compromise or satisfy such Indemnity Claim and may make such settlement, compromise or satisfaction (at its own expense) unless within 20 days after the giving of such notice the indemnified party shall give notice of its intention to assume the defense of the Indemnity Claim, in which event the indemnifying party shall be relieved of its duty hereunder to indemnify the indemnified party. Unless the indemnified party shall have given the notice referred to in the preceding sentence, (i) the indemnified party shall not consent to or make any settlement, compromise or satisfaction with respect to the Indemnity Claim without the prior written consent of the indemnifying party, which consent shall not be unreasonably withheld, and
(ii) any settlement, compromise or satisfaction made by the indemnifying party with respect to such Indemnity Claim shall be deemed to have been consented to by and shall be binding upon the indemnified party.

    11.  Expenses of Transactions.

         11.1 All sales, transfer and use taxes incurred in connection with the sale, assignment, transfer and delivery of the Assets shall be paid by the Purchaser.

         11.2 The Seller shall pay all fees and commissions due to J.D. Ford & Company which acted as a financial advisor for this transaction.

         11.3 If the Closing occurs, the Purchaser shall pay the Seller's accounting fees relating to the audit of the Seller's books and records for fiscal years ended January 31, 1995 and January 31, 1996.

         11.4 If the Closing occurs, the Purchaser shall pay the Seller's legal fees related to this transaction up to a maximum of $75,000.00, upon delivery of evidence thereof, with such evidence being reasonably satisfactory to the Purchaser.

         11.5 Except as provided in Sections 11.3 and 11.4, the Seller will pay its own legal, accounting and other professional consultant fees related to this transaction.

         11.6 The Purchaser shall pay its own legal, accounting, and other professional consultant fees related to this transaction.

    12.  Termination.

         12.1 This Agreement may be terminated, and the transactions contemplated hereby may be abandoned:

         (a) at any time before the Closing, by mutual written agreement of the Seller and the Purchaser;

         (b) at any time before the Closing, by the Purchaser if (i) it has received notice of a breach by the Seller described in Section 6.4 and such breach has not been cured or (ii) the satisfaction of any of its obligations under this Agreement becomes impossible with the use of commercially reasonable efforts, if the failure of such condition to be satisfied is not caused by a breach hereof by it;

         (c) at any time before the Closing, by the Seller if (i) it has received notice of a breach by the Purchaser described in Section 6.4 and such breach has not been cured or (ii) the satisfaction of any of its obligations under this Agreement becomes impossible with the use of commercially reasonable efforts, if the failure of such condition to be satisfied is not caused by a breach hereof by it; or

         (d) at any time after June 30, 1997, by the Purchaser or the Seller upon notification of the non-terminating party by the terminating party if the Closing shall not have occurred on or before such date and such failure to consummate is not caused by a breach of this Agreement by the terminating party or the failure of a condition to be satisfied by the terminating party.

         12.2 If this Agreement is validly terminated pursuant to Section 12.1, this Agreement will forthwith become null and void, and there will be no liability or obligation on the part of any party hereto (or any of its officers, directors, employees, agents or Affiliates), except as provided in the next succeeding sentence and except that the provisions in Sections 4.1.26, 11.2., 11.5, 11.6, 13.10 and 13.13 will continue to apply following any such termination. Notwithstanding any other provision in this Agreement to the contrary upon termination of this Agreement pursuant to Section 12.1(b), the Seller will remain liable to the Purchaser for any misrepresentation or breach of warranty or nonfulfillment of or failure to perform any covenant or agreement by the Seller existing at the time of such termination, and upon termination of this Agreement pursuant to Section 12.1(c) the Purchaser will remain liable to the Seller for any misrepresentation or breach of warranty or nonfulfillment of or failure to perform any covenant or agreement by the Purchaser existing at the time of such termination, and the Purchaser and the Seller may seek such remedies, including damages and reasonable attorneys' and expert witness fees and costs and expenses of litigation, against the other with respect to any such breach as are provided in this Agreement or as are otherwise available at Law or in equity.


    13.  Miscellaneous.

         13.1 Survival of Representations and Warranties.   All of the
representations and warranties of the parties contained in this Agreement (or in any document delivered or to be delivered pursuant to this Agreement or at or in connection with the Closing) shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

         13.2 Notices.   All notices, requests, demands, consents, and other
communications which are required or may be given under this Agreement shall be in writing and shall be given either (a) by personal delivery against a receipted copy, (b) by certified or registered United States mail, return receipt requested, postage prepaid, (c) by facsimile transmission or (d) mailed by overnight courier prepaid to the following addresses:

              (i)  If to the Seller, to:
                   Pumpkin Ltd. d/b/a Pumpkin Masters, Inc.
                   Post Office Box 61456
                   Denver, Colorado 80206
                   Attn: President
                   Facsimile No.: (303) 871-9477
                   with a copy to:

                   John E. Moye, Esq.
                   Moye, Giles, O'Keefe, Vermeire & Gorrell LLP
                   1225 Seventeenth Street
                   Suite 2900
                   Denver, Colorado 80202-5529
                   Facsimile No.: (303) 292-4510

                   and to:

                   Joseph M. Durnford
                   J.D. Ford & Company Ltd. L.L.P.
                   650 South Cherry Street, Penthouse
                   Denver, Colorado 80222
                   Facsimile No.: (303) 822-2600

              (ii) If to the Purchaser, Holdings or SCC, to:

                   Capital Partners, Inc.
                   One Pickwick Plaza, Suite 310
                   Greenwich, Connecticut 06830
                   Attn.: President
                   Facsimile No.: (203) 625-0423

                   with a copy to:

                   Christopher T. Jensen, Esq.
                   Morgan, Lewis & Bockius LLP
                   101 Park Avenue
                   New York, New York 10178
                   Facsimile No.: (212) 309-6273

or to such other address of which written notice in accordance with this Section
13.2 shall have been provided by such party. All such notices, requests and other communications will (a) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (b) if delivered by certified mail in the manner described above to the address as provided in this Section, be deemed given upon receipt, (c) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt and
(d) if delivered by overnight courier to the address provided in this Section, be deemed given on the earlier of the first Business Day following the date sent by such overnight courier, or upon receipt (in each case regardless of whether such notice, request or other communication is received by any other person to whom a copy of such notice is to be delivered pursuant to this Section).

         13.3 Entire Agreement. This Agreement (including the Schedules and Exhibits hereto) and the Operative Agreements constitute the full, entire and integrated agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior negotiations, correspondence, understandings and agreements among the parties hereto respecting the subject matter hereof.

         13.4 Assignability. This Agreement shall not be assignable (by operation of Law or otherwise) by any party hereto without the prior written consent of the other parties hereto, except the Purchaser may assign any or all of its rights, interests and obligations hereunder to (i) subject to Section 3.2.6, any post-Closing purchaser of the Purchaser's Business or a substantial part of the assets of the Purchaser or (ii) any financial institution providing purchase money or other financing to the Purchaser from time to time as collateral security for such financing.

         13.5 Binding Effect; Benefit. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal and legal representatives, guardians, successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any other person any rights, remedies, obligations, or liabilities.


         13.6 Severability. Any provision of this Agreement which is held by a court of competent jurisdiction to be prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability, without invalidating or rendering unenforceable the remaining provisions of this Agreement, and in lieu of such prohibited or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such prohibited or unenforceable provision as may be possible.

         13.7 Amendment; Waiver. No provision of this Agreement may be amended, waived or otherwise modified without the prior written consent of all of the parties hereto. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement herein contained. The waiver by any party hereto of a breach of any provision or condition contained in this Agreement shall not operate or be construed as a waiver of any subsequent breach or of any other conditions hereof.

         13.8 Section Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

         13.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

         13.10 Applicable Law: Jurisdiction and Venue. This Agreement shall be governed by, construed, interpreted and enforced in accordance with the laws of the State of Colorado, except to the extent that the General Corporation Law of the State of Delaware applies as a result of

Holdings, SCC or the Purchaser being incorporated in the State of Delaware, in which case such General Corporation Law shall apply.

         13.11     Remedies.   The parties hereto acknowledge that in the event
of a breach of this Agreement, any claim for monetary damages hereunder may not constitute an adequate remedy, and that it may therefore be necessary for the protection of the parties and to carry out the terms of this Agreement to apply for the specific performance of the provisions hereof. It is accordingly hereby agreed by all parties that no objection to the form of the action or the relief prayed for in any proceeding for specific performance of this Agreement shall be raised by any party, in order that such relief may be expeditiously obtained by an aggrieved party. All parties may proceed to protect and enforce their rights hereunder by a suit in equity, transaction at law or other appropriate proceeding, whether for specific performance or for an injunction against a violation of the terms hereof or in aid of the exercise of any right, power or remedy granted hereunder or by law, equity or statute or otherwise. No course of dealing and no delay on the part of any party hereto in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice its rights, powers or remedies, and no right, power or remedy conferred hereby shall be exclusive of any other right, power or remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

         13.12     Further Assurances.   The Seller, the Purchaser, Holdings
and SCC each agree to execute and deliver, after the date hereof, without additional consideration, such further assurances, instruments and documents, and to take such further actions, as a party may reasonably request in order to fulfill the intent of this Agreement and the transactions contemplated hereby.

         13.13     Public Announcements.   At all times at or before the
Closing, none of the parties hereto will issue or make any statements or releases to the public with respect to this Agreement or the transactions contemplated hereby without the consent of the other parties hereto, except for such public disclosure as may be necessary not to be in violation of or default under any applicable federal or state securities Law or any rule or regulation of the Pacific Stock Exchange Inc. The Seller will also obtain SCC's prior approval of any press release the Seller desires to issue following the Closing announcing the consummation of the transactions contemplated by the Agreement.


         13.14     Limited Recourse.   Notwithstanding anything in this
Agreement to the contrary, (i) the obligations and liabilities of the parties hereunder shall be without recourse to any stockholder (other than the Shareholder) of such party or any of such stockholder's Affiliates, directors, employees, officers or agents and shall be limited to the assets of such party and (ii) the stockholders of the Purchaser (other than SCC) have made no (and shall not be deemed to have made any) representations, warranties or covenants (express or implied) under or in connection with this Agreement.

         13.15     Bulk Sales Compliance.   The Seller shall indemnify and hold
harmless the Purchaser and its Affiliates from any failure to comply with applicable Bulk Sales Laws and Orders (if any).


                              [Signature Page to Follow]

    IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement under seal, with the intention of making it a sealed instrument, on the date first above written.


                                  PUMPKIN LTD., d/b/a PUMPKIN MASTERS, INC.


                                  By: /s/ Kea Bardeen
                                     --------------------------------------
                                  Name:  Kea Bardeen
                                  Title:  President


                                  PUMPKIN LTD.


                                  By: /s/ Calvin Neider
                                     --------------------------------------
                                  Name:  Calvin Neider
                                  Title:  Vice President


                                  PUMPKIN MASTERS HOLDINGS, INC.


                                  By: /s/ Calvin Neider
                                     --------------------------------------
                                  Name:  Calvin Neider
                                  Title:  Vice President


                                  SECURITY CAPITAL CORPORATION


                                  By: /s/ A. George Gebauer
                                     --------------------------------------
                                  Name: A. George Gebauer
                                  Title:  President

                                      SCHEDULES

Schedule 1.7A        Equipment

Schedule 1.7B        Location of Inventory

Schedule 1.7C        Excluded Assets

Schedule 1.8         Seller's Contractual Obligations

Schedule 3.5         Allocation Procedures

Schedule 4.1.2       Jurisdictions in which Qualified

Schedule 4.1.6       Legal Proceedings

Schedule 4.1.9       Permitted Liens

Schedule 4.1.10      Intellectual Property and Exceptions

Schedule 4.1.11      Pledged Inventory

Schedule 4.1.12.5    Seller's Employees

Schedule 4.1.17      Employee Benefit Plans

Schedule 4.1.18      Real Property Leases and Subleases

Schedule 4.1.19      Contracts

Schedule 4.1.20      Governmental Licenses

Schedule 4.1.21      Insurance Policies

Schedule 4.1.22      Affiliate Transactions

Schedule 4.1.25      Taxes

Schedule 4.1.27      Warranties

Schedule 4.1.27(a)   Potential Design Defects

                                     EXHIBIT LIST


Exhibit  2.1       Assignment and Assumptions
         2.1A      Assignment and Assumption
         2.1B      Trademark Assignment and Assumption
         2.1C      Patent Assignment and Assumption
         2.1D      Copyright Assignment and Assumption
         2.1E      Kea Bardeen Patent Assignment and Assumption

Exhibit  3.6       Employment Agreements
         3.6A      Kea Bardeen
         3.6B      John Bardeen
         3.6C      Gay Burke

Exhibit  3.7       Premises Lease Agreement

Exhibit  3.8       Equipment Lease Agreement

Exhibit  4.1.7     Seller's Financial Statements

Exhibit  9.2.3     Purchaser's Certificates
         9.2.3A    Officer's
         9.2.3B    Secretary's

Exhibit  9.2.5     Opinion of Counsel to the Purchaser

Exhibit  9.3.6     Seller's Certificates
         9.3.6A    Officer's
         9.3.6B    Secretary's

Exhibit  9.3.8     Opinion of Counsels to the Seller

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